                                                                    EXHIBIT 10.9

                            PROPERTY LEASE AGREEMENT

                                 BY AND BETWEEN

                             CMCP - CLUB HILL, L.P.,

                          A TEXAS LIMITED PARTNERSHIP,

                                   AS LANDLORD

                                       AND

                             BLC - CLUB HILL, L.P.,

                         A DELAWARE LIMITED PARTNERSHIP,

                                    AS TENANT

                                   DATED AS OF

                                   MAY 1, 2002

                                TABLE OF CONTENTS

 1.  Definitions.................................................................................................     1
 2.  Leased Property.............................................................................................     8
 3.  Condition of Leased Property................................................................................     8
 4.  Term........................................................................................................     9
 5.  Rent........................................................................................................     9
     (a)     Rent................................................................................................     9
     (b)     Base Rent...........................................................................................     9
     (c)     Late Charge; Interest...............................................................................     9
     (d)     Payment without Abatement...........................................................................     9
 6.  Holding Over................................................................................................     9
 7.  Use of Leased Property; Compliance With Legal Requirements..................................................     9
     (a)     Intended Use........................................................................................     9
     (b)     Laws................................................................................................    10
     (c)     Compliance with Third Party Payor Program Requirements..............................................    10
     (d)     Landlord to Grant Easements, Etc....................................................................    10
     (e)     Landlord's Receipt Of Third Party Payor Program Reimbursements......................................    10
 8.  Tenant's Covenant to Repair.................................................................................    10
     (a)     Repair and Maintenance..............................................................................    10
     (b)     Tenant's Personal Property..........................................................................    11
 9.  No Landlord Repair Obligations..............................................................................    11
10.   Surrender..................................................................................................    11
     (a)     Surrender of Leased Property........................................................................    11
     (b)     Transfer of Licenses and Permits....................................................................    11
     (c)     Option to Purchase Tenant's Personal Property.......................................................    11
11.   Capital Additions..........................................................................................    12
     (a)     Construction of Capital Additions...................................................................    12
     (b)     Non-Capital Additions...............................................................................    12
12.   Utilities and Other Services...............................................................................    12
13.   Performance by Landlord of Tenant's Obligations............................................................    13
     (a)     Landlord's Self Help................................................................................    13
     (b)     Landlord's Inspections..............................................................................    13
14.   Entry......................................................................................................    13
15.   Assignment, Subletting and Liens...........................................................................    13
     (a)     Transfers Prohibited Without Consent................................................................    13
     (b)     Adequate Assurances.................................................................................    14
     (c)     Permitted Subleases.................................................................................    14
     (d)     Sublease Limitation.................................................................................    14
     (e)     Liens...............................................................................................    14
16.   Impositions................................................................................................    14
17.   Casualty...................................................................................................    15
     (a)     Restoration and Repair..............................................................................    15
     (b)     Escrow of Insurance Proceeds........................................................................    15
     (c)     Uninsured Losses....................................................................................    15
18.   Insurance..................................................................................................    16
     (a)     Insurance By Tenant.................................................................................    16
     (b)     Landlord as Additional Insured......................................................................    17
     (c)     Carriers and Features...............................................................................    17
     (d)     Failure to Procure Insurance........................................................................    17
     (e)     Waiver of Subrogation...............................................................................    17
     (f)     Indemnification of Landlord.........................................................................    17

19.   Environmental Matters......................................................................................    18
     (a)     Tenant's Covenant...................................................................................    18
     (b)     Clean-Up............................................................................................    18
     (c)     Indemnification.....................................................................................    18
20.   Costs and Attorneys' Fees..................................................................................    18
21.   Default; Remedies..........................................................................................    18
     (a)     Default.............................................................................................    18
     (b)     Remedies............................................................................................    20
22.   Landlord's Default.........................................................................................    22
23.   Condemnation...............................................................................................    22
     (a)     Complete Taking.....................................................................................    22
     (b)     Partial Taking......................................................................................    22
     (c)     Award...............................................................................................    22
     (d)     Notices.............................................................................................    22
24.   Reports and Statements.....................................................................................    23
25.   Additional Covenants of Tenant.............................................................................    23
     (a)     Indebtedness of Tenant..............................................................................    23
     (b)     Management of Leased Property; Joinder by Manager...................................................    24
     (c)     Landlord Lien.......................................................................................    24
26.   Permitted Contests.........................................................................................    24
27.   Notices of Commencement of Construction....................................................................    25
28.   Limitation on Liability of Landlord and Tenant.............................................................    25
29.   "Net" Lease................................................................................................    25
30.   Representations and Warranties.............................................................................    25
     (a)     Representations of Tenant...........................................................................    25
     (b)     Representations of Landlord.........................................................................    26
31.   Notices....................................................................................................    27
32.   No Waiver..................................................................................................    28
33.   Quiet Enjoyment............................................................................................    28
34.   Landlord Encumbrances......................................................................................    28
35.   Subordination Non-Disturbance and Attornment...............................................................    28
36.   Brokers....................................................................................................    29
37.   Invalidity.................................................................................................    29
38.   Counterparts...............................................................................................    29
39.   Memorandum of Lease........................................................................................    29
40.   Cumulative.................................................................................................    29
41.   Governing Law..............................................................................................    29
42.   Successors and Assigns, Relationship.......................................................................    29
43.   Entire Agreement...........................................................................................    29
44.   Survival...................................................................................................    30
45.   Estoppel Certificates......................................................................................    30
46.   Time.......................................................................................................    30
47.   Captions and Headings......................................................................................    30
48.   Waiver of Jury Trial.......................................................................................    30
49.   Signage....................................................................................................    30
50.   Guaranty...................................................................................................    30
51.   Pre-existing Conditions....................................................................................    30

                                    EXHIBITS:

Exhibit A    Legal Description

Exhibit B    Memorandum of Lease

Exhibit C    Guaranty

                            PROPERTY LEASE AGREEMENT

      THIS PROPERTY LEASE AGREEMENT (the "Lease") is made as of this 1 day of May 2002, by and between CMCP-CLUB HILL, LP, a Texas limited partnership ("Landlord") and BLC-CLUB HILL, L.P., a Delaware limited partnership ("Tenant"), and is joined into for certain limited purposes by BROOKDALE MANAGEMENT OF TEXAS, L.P., a Delaware limited partnership ("Manager").

      In consideration of the mutual promises and agreements herein contained, the parties agree as follows:

1. DEFINITIONS. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Paragraph shall have the meanings assigned to them in the Paragraph and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP,
(iii) all references in this Lease to designated "Paragraphs" or "Subparagraphs" and other subdivisions are to the designated Paragraphs, Subparagraphs and other subdivisions of this Lease, and (iv) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Paragraph or Subparagraph or other subdivision.

      "Award" shall mean all compensation, sums or other value awarded, paid or received by virtue of a compete or partial Condemnation of the Leased Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred in connection with obtaining any such award).

      "B Tranche Bonds" shall mean those Bonds issued as part of the TEB Pool Refunding which are not secured by a letter of credit or other form of credit enhancement issued by FNMA.

      "B Tranche Facility Fees" shall mean, as applicable, the sum of fees due in connection with the B Tranche Bonds (other than the B Tranche Letter of Credit Fee), including, without limitation, liquidity fees, remarketing fees, and trustee fees, to Persons other than the holder of the B Tranche Bonds.

      "B Tranche Letter of Credit Fee" shall mean the fee paid by or on behalf of Landlord to the issuer of a letter of credit obtained by or on behalf of Landlord to secure the obligations for payment of the B Tranche Bonds.

      "Balloon Payment" shall mean any payment of principal due under any Facility Mortgage in excess of that which would be required if the indebtedness secured thereby were fully amortized over the term of such Facility Mortgage; provided, however, if a sinking-fund or other such reserve has been established and is available to repay such principal indebtedness only the amount in excess thereof shall be deemed a Balloon Payment.

      "Base Rent" shall mean, without duplication, the sum of (i) Debt Service, plus (ii) Debt Costs and Reserves, plus, (iii) any FNMA Facility Fees, plus (iv) any B Tranche Facility Fees, payable when and as due under the applicable Facility Mortgage.

      "Bonds" shall mean those certain 1997 Series A and 1997 Series B bonds issued by Garland Health Facilities Development Corporation, as such bonds may be refunded or replaced.

      "Bond Documents" shall mean any and all documents evidencing, securing or otherwise entered into in connection with any Bonds.

      "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which the Federal Reserve system is authorized by law or executive action to close.

      "Capital Addition" shall mean one or more new buildings, or one or more additional structures annexed to any portion of the Leased Improvements with respect to the Leased Property, or the material expansion of existing improvements, which are constructed on any parcel or portion of the Land during the Term, including the construction of a new wing or new story, the renovation of existing improvements on the Leased Property in order to provide a functionally new facility needed to provide services not previously offered, or any expansion, construction, renovation or conversion in order to increase the number of units of the Facility, to change the purpose for which such units are utilized or to improve materially the quality of the Facility, or any related improvement whose cost would be treated as a capital expenditure under GAAP.

      "Casualty" shall have the meaning given to such term in Paragraph 17(a).

      "Change of Control" shall mean the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 50% or more of the outstanding shares of voting stock of Tenant (other than the Parent of Tenant or any of its Affiliates in a transaction which shall not result in any release of liability or obligation hereunder) or the merger or consolidation of Tenant with or into any other Person or any one or more sales or conveyances to any Person of all or substantially all of the assets of Tenant (other than the Parent of Tenant or any of its Affiliates in a transaction which shall not result in any release of liability or obligation hereunder).

      "Claims" shall have the meaning given to such term in Paragraph 26.

      "Code" shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

      "Commencement Date" shall mean the date of this Lease.

      "Condemnation" shall mean, with respect to the Leased Property, (i) the exercise of any governmental power with respect to the Leased Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation;
(ii) a voluntary sale or transfer of the Leased Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending; and (iii) a taking or voluntary conveyance of all or part of the Leased Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting the Leased Property, whether or not the same shall have actually been commenced.

      "Condemnor" shall mean any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

      "Date of Taking" shall mean the date the Condemnor has the right to possession of the Leased Property, or any portion thereof, in connection with a Condemnation.

      "Debt Costs and Reserves" shall mean all payments, charges and costs payable to a Facility Mortgagee under any Facility Mortgage other than Debt Service including, without limitation, late charges, default interest, any reserves, impounds or escrows required for Impositions, insurance premiums or reserves for capital expenditures required under any Facility Mortgage.

      "Debt Service" shall mean, except as provided herein, the aggregate monthly (or other periodic) interest and principal due and payable under any Facility Mortgage or Bond Documents including any

Principal Reserve Payments; provided, in the event the applicable Facility Mortgage or Bond Documents require a Balloon Payment of principal on the maturity date of such Facility Mortgage or Bonds such Balloon Payment shall not be included in Debt Service; and, provided further, that following the Final Payment on or with respect to any Facility Mortgage or the Bonds, Debt Service for each Lease Year during the balance of the Term shall be deemed to equal the average of the annual Debt Service payable during the three year period prior to such maturation and payment in full.

      "Default" shall mean any event or condition that, with the giving of notice and/or lapse of time, may ripen into an Event of Default.

      "Entity" shall mean any general partnership, limited partnership, limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative or association.

      "Environment" shall mean soil, surface waters, ground waters, land, stream, sediments, surface or subsurface strata and ambient air.

      "Environmental Laws" shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or Regulated Medical Wastes, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

      "Event of Default" shall have the meaning given to such term in Paragraph 21(a).

      "Facility" shall mean the independent and/or assisted living facility being operated or proposed to be operated on the Leased Property.

      "Facility Mortgage" shall mean, with respect to the Leased Property, any encumbrance securing the repayment of indebtedness (and including any obligations in connection with credit enhancement) now or hereafter placed upon the Leased Property and approved by the parties hereto, provided the Leased Property is then subject to the terms of this Lease, together with all other documents and instruments evidencing or securing the indebtedness secured thereby.

      "Facility Mortgagee" shall mean the holder of a Facility Mortgage.

      "Facility State" shall mean the state where the Facility is located.

      "Final Payment" shall mean, with respect to any Facility Mortgage or the Bonds, the payment in full of the underlying obligation at the maturity date or within the three (3) month period prior thereto.

      "FNMA" shall mean Fannie Mae, a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. Section 1716 et. seq.

      "FNMA Facility Fee" shall mean, as applicable, the sum of any fees payable to FNMA or its agents in connection with any credit enhancement facility in support of any bonds secured by any Facility Mortgage including, without limitation, (i) credit enhancement fees, (ii) escrow fund fees, (iii) loan servicer's fees, (iv) liquidity fees, and (v) remarketing fees.

      "GAAP" shall mean generally accepted accounting principles, consistently applied, and being principally derived from promulgations of The Financial Accounting Standards Board and The American Institute of Certified Public Accountants, or their successors.

      "Government Agencies" shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the Facility State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Landlord or Tenant or the Leased Property or any portion thereof or the Facility operated thereon.

      "Guarantor" shall mean BLC Properties I, LLC, a Delaware limited liability company.

      "Guaranty" shall mean the guaranty agreement of even date herewith made by the Parent of Tenant, guarantying all of Tenant's obligations and liabilities under this Lease.

      "Hazardous Substances" shall mean any substance:

            (a) the presence of which requires or may hereafter require notification, investigation or remediation under any federal, state or local statute, regulation, rule, ordinance, order, action or policy; or

            (b) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future federal, state or local statute, regulation, rule or ordinance of amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. et seq.) and the Resource Conservation and Recovery Act (42 U.S.C.
      Section 6901 et seq.) and the regulations promulgated thereunder: or

            (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof; or

            (d) the presence of which on the Leased Property causes or reasonably threatens to cause a violation of Environmental Laws upon the Leased Property or to adjacent properties or poses or reasonably threatens to pose a hazard to the health or safety of persons on or about the Leased Property; or

            (e) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or.

            (f) without limitation, which contains polychlorinated biphenyls
      (PCBs) or asbestos or urea formaldehyde foam insulation; or

            (g) without limitation, which contains or emits radioactive particles, waves or material; or

            (h) without limitation, constitutes Regulated Medical Wastes.

      "Immediate Family" shall mean, with respect to any individual, such individual's spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

      "Impositions" shall mean all taxes (including, without limitation, all taxes imposed under the laws of the Facility State, as such laws may be amended from time to time, and all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon the Leased Property or additional federal taxes, interest or penalties, arising out of the Leased Property's non-compliance with Legal Requirements), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees) and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Tenant; provided, however, that nothing contained herein shall be construed to require Tenant to pay, and the term "Impositions" shall not include: (i) any tax based on net income imposed on Landlord, except for federal taxes arising out of non-compliance with Legal Requirements, (ii) any net revenue tax of Landlord, (iii) any transfer fee or other tax imposed with respect to the sale, exchange or other disposition by Landlord of the Leased Property or any portion thereof or the proceeds thereof, or (iv) any single business, gross receipts (other than a tax on any rent received by Landlord from Tenant), transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, except to the extent that any tax, assessment, tax levy or charge, which Tenant is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof, is totally or partially repealed, and a tax, assessment, tax levy or charge described in clause (i) or (ii) preceding is levied, assessed or imposed expressly in lieu thereof.

      "Improvements" shall have the meaning given such term in Paragraph 2.

      "Inspection Report" shall have the meaning given to such term in Paragraph 13(b).

      "Intended Use" shall have the meaning given such term in Paragraph 7(a).

      "Land" shall have the meaning given such term in Paragraph 2.

      "Landlord" shall have the meaning given such term in the preambles to this Lease.

      "Lease" shall mean this Property Lease Agreement including the Exhibits attached hereto, as it and they may be amended from time to time as herein provided.

      "Lease Year" shall mean each twelve month period commencing on May 1 during the Term, provided the first Lease Year shall include the period of time from the Commencement Date through May 1, 2002.

      "Leased Property" shall have the meaning given to such term in Paragraph
2.

      "Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, certificates of need, authorizations and regulations necessary to operate the Leased Property for the Intended Use, (b) all covenants, agreements, restrictions and encumbrances contained in any instruments including any Facility Mortgage or Bond Documents at any time in force affecting the Leased Property, including those (i) which may require material repairs, modifications or alterations in or to the Leased Property or
(ii) with respect to which a violation thereof would in any way materially and adversely affect the use and enjoyment thereof, and (c) all requirements of any Third Party Payor Programs.

      "Lien" shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of any property or assets for the purpose of subjecting the same to the payment of indebtedness or performance of any other obligation in priority to payment of its general creditors.

      ""Management Agreement" shall mean that certain Management Agreement of even date herewith by and between Tenant and Manager.

      "Manager" shall mean Brookdale Management of Texas, L.P., a Delaware limited partnership.

      "Non-Capital Additions" shall have the meaning given such term in Paragraph 11(b).

      "Notice" shall mean a notice given or received in accordance with Paragraph 31.

      "Officer's Certificate" shall mean a certificate signed by an officer of Tenant (or an officer of the Manager of Tenant) duly authorized by the board of managers of Tenant.

      "Overdue Rate" shall mean, on any date, a per annum rate of interest equal to the lesser of (i) fifteen percent (15%) and (ii) the maximum rate then permitted under applicable law, calculated from the date any payment obligation is due (except with respect to payments which are indeterminable prior to notice from Landlord, in which event the Overdue Rate shall be calculated from the 10th day following the date such notice was received).

      "Parent" shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Subsidiaries or Affiliated Persons, fifty percent (50%) or more of the voting or beneficial interest in such Person.

      "Permitted Encumbrances" shall mean all rights, restrictions, and easements of record set forth on Schedule B to the owner's title insurance policy issued to Landlord on the date hereof, this Lease and any other such encumbrances as may have been granted or caused by Landlord or otherwise consented to in writing by Landlord from time to time.

      "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so requires.

      "Personalty" shall have the meaning given such term in Paragraph 2.

      "Pre-existing Condition" shall have the meaning given to such term in Paragraph 51.

      "Principal Reserve Payments" shall mean any debt service escrow, sinking-fund or principal reserve payments to be held by or on behalf of any Facility Mortgagee or any trustee under any Bond Documents or any other Entity pursuant to such Bond Documents, which funds will be applied to the debt or used to retire or pay the principal of such Bonds, as the case may be, in the future.

      "Regulated Medical Wastes" shall mean all materials generated by Tenant, subtenants, patients, occupants or operators of the Leased Property which are now or may hereafter be subject to regulation pursuant to the Material Waste Tracking Act of 1988, or any similar Environmental Laws promulgated by any Governmental Agencies.

      "Related Party" shall mean, with respect to any Person, (i) in the case of any such Person which is a partnership, any general partner in such partnership or any limited partner holding, directly or indirectly, ten percent (10%) or more of the partnership interests in such partnership; (ii) in the case of any such Person which is a limited liability company, any member of such limited liability company holding, directly or indirectly, ten percent (10%) or more of the membership interests in such company; (iii) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (i) and (ii);
(iv) any other Person who is an officer, director or trustee of, or partner holding, directly or indirectly, ten percent (10%) or more of the partnership, membership or stock interests in, such Person or any Person referred to in the preceding clauses (i), (ii) and (iii); and (v) any other Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (i) through (iv).

      "Rent" shall mean, collectively, the Base Rent and all other charges, payments and sums due hereunder.

      "Residents' Personal Property" shall mean such items of furniture, clothing and other personalty that is the property of any of the residents of any of the units at the Leased Property.

      "Subsidiary" shall mean, with respect to any Person, any Entity in which such Person owns directly, or indirectly through one or more Subsidiaries, fifty percent (50%) or more of the voting or beneficial interest.

      "TEB Pool" shall mean certain properties, including the Leased Property, that are encumbered by any mortgage, deed of trust or deed to secure debt securing the repayment of tax-exempt bonds that are intended to be refunded as soon as practicable after six (6) months from the Commencement Date and prior to the end of the second (2nd) Lease Year.

      "Tenant" shall have the meaning given such term in the preambles to this Lease.

      "Tenant's Personal Property" shall mean all motor vehicles and consumable inventory and supplies, furniture, furnishings, movable walls and partitions, equipment and machinery and all other personal property of Tenant acquired by Tenant on and after the date hereof and located at the Leased Property or used in Tenant's business at the Leased Property and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant.

      "Term" shall have the meaning given such term in Paragraph 4.

      "Third Party Payor Programs" shall mean all third party payor programs in which Tenant presently or in the future may participate, including, without limitation, Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance programs and employee assistance programs.

      "Third Party Payors" shall mean Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, private insurers and any other Person which presently or in the future maintains Third Party Payor Programs.

      "Unsuitable for its Intended Use" shall mean a state or condition of the Facility as a whole, such that (i) following any damage or destruction involving the Facility, such Facility cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction, within eighteen (18) months following such damage or destruction or such other longer period of time as to which business interruption insurance is available to fully cover Rent and other costs related to the Facility following such damage or destruction; or (ii) as the result of a partial taking by Condemnation, the Facility or Improvements, as the case may be, cannot be operated, in the good faith judgment of Landlord and Tenant, on a commercially practicable basis for its Intended Use, taking into account, among other relevant factors, the number of usable units, the amount of square footage or the revenues affected by such damage or destruction or partial taking.

2. LEASED PROPERTY. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the conditions hereinafter expressed: (a) that certain parcel of land and the easements, rights and appurtenances related thereto, particularly described on Exhibit A hereto (the "Land"); (b) improvements on the Land in the nature of senior independent and assisted living facilities together with related paved parking and appurtenant improvements and any replacements thereof (together, the "Improvements"); and (c) certain furniture, fixtures, equipment, furnishings and other personal property and any replacements thereof used or utilized in connection with the ownership and operation of the Improvements (collectively, the "Personalty"). As used herein, the Land, Improvements and Personalty at any time subject to the terms of this Lease are referred to as the "Leased Property". The Leased Property does not include the Tenant's Personal Property or the Resident's Personal Property.

3. CONDITION OF LEASED PROPERTY. Tenant acknowledges and agrees that the Leased Property is and shall be leased by Landlord to Tenant in its "as-is" condition, as of the Commencement Date and at all times thereafter, subject to all liens, encumbrances and restrictions affecting the Leased Property. Landlord makes absolutely no representations or warranties whatsoever with respect to the Leased Property or the condition thereof, either to its fitness for use, condition, purpose or otherwise as to the quality or material or workmanship therein, latent or patent, it being agreed that all such risks are to be borne by Tenant. Tenant acknowledges that Landlord has not investigated and does not warrant or represent to Tenant that the Leased Property is fit for the Intended Use or for any other purposes whatsoever. Tenant acknowledges that Tenant shall be solely responsible for any and all actions, repairs, permits, approvals and costs required for the rehabilitation, renovation, use, occupancy and operation of the Leased Property in accordance with applicable governmental requirements, including, without limitation, all governmental charges and fees, if any, which may be due or payable to applicable authorities. By leasing the Leased Property, Tenant warrants and represents to Landlord that Tenant has examined and approved all things concerning the Leased Property which Tenant deems material to Tenant's leasing and use of the Leased Property. Tenant further acknowledges and agrees that: (i) neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, concerning the Leased Property or which have induced Tenant to execute this Lease except as contained in this Lease; and (ii) any other representations and warranties are expressly disclaimed by Landlord.

4. TERM. This Lease shall be for a term commencing on the Commencement Date, and ending at midnight April 30, 2022, unless modified or earlier terminated pursuant to the terms hereof (the "Term").

5. RENT.

      (a) Rent. Tenant shall pay to Landlord (or as Landlord may direct), in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction, Rent during the Term, except as hereinafter expressly provided. All payments to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion. Rent for any partial month shall be prorated on a per diem basis based on a 360 day year and the twelve (12) thirty (30) day months.

      (b) Base Rent. Base Rent shall be paid in arrears on the first (1st) day of each calendar month for the immediately preceding month. Until further written Notice from Landlord, Landlord hereby directs Tenant to pay directly to the Facility Mortgagee or its designee all Debt Service and Debt Costs and Reserves due under the Facility Mortgage and Landlord shall use commercially reasonable efforts to cause the Facility Mortgagee to send all invoices therefor directly to Tenant. Notwithstanding the foregoing, payments of Debt Service and Debt Costs and Reserves shall be paid by Tenant to the Facility Mortgagee at least one (1) Business Day prior to the date due under the Facility Mortgage. From and after the date of any Final Payment of a Facility Mortgage, Landlord shall make such payments to the Facility Mortgagee directly.

      (c) Late Charge; Interest. If Tenant fails to make any payment of Rent within five (5) days or such lesser period provided by the Facility Mortgage or with respect to any other sums or amounts to be paid by Tenant hereunder on or before the date such payment is due and payable and such amount remains unpaid for a period of five (5) Days, such past due payment shall include any Late Fee under the Facility Mortgage and shall bear interest at the Overdue Rate.

      (d) Payment without Abatement. No abatement, diminution or reduction of Rent shall be allowed to Tenant or any person claiming under Tenant, under any circumstances or for any reason whatsoever, except to the extent herein provided.

6. HOLDING OVER. If Tenant or any other person or party shall remain in possession of the Leased Property or any part thereof following the expiration of the Term or earlier termination of this Lease without an agreement in writing between Landlord and Tenant with respect thereto, the person or party remaining in possession shall be deemed to be a tenant at sufferance, and during any such holdover, the Rent payable under this Lease by such tenant at sufferance shall be one hundred fifty percent (150%) of the Rent in effect immediately prior to the expiration of the Term or earlier termination of this Lease. In no event, however, shall such holding over be deemed or construed to be or constitute a renewal or extension of this Lease.

7. USE OF LEASED PROPERTY; COMPLIANCE WITH LEGAL REQUIREMENTS.

      (a) Intended Use. Tenant shall use the Leased Property as a senior independent and/or assisted living facility and for such other uses as may be related, incidental or necessary thereto (the "Intended Use") and for no other purpose. Tenant's use of the Leased Property shall, subject to the right of diligent contest as provided in Paragraph 26, comply with all zoning classifications of any lawful Governmental Agencies or other public or private regulatory authority (including insurance underwriters or rating bureaus) having jurisdiction over the Leased Property and shall otherwise comply with applicable Legal Requirements. Tenant shall not perform any act or follow any practice relating to the Leased Property which shall constitute a nuisance. Subject to the terms and provisions of this Lease, Tenant shall have the right to control the business being conducted at the Leased Property.

      (b) Laws. Tenant, at its sole expense, shall (i) comply in all material respects with all Legal Requirements in respect to the use, operation, maintenance, repair, alteration and restoration of the Leased Property, and (ii) procure, maintain and comply with all material respects with all appropriate licenses, certificates of need, permits, provider agreements and other authorizations and agreements required for the use of the Leased Property for the Intended Use, and for the proper operation and maintenance of the Leased Property or any part thereof, including, without limitation, any Capital Additions, except where failure to comply will not have a material adverse effect on the use or operation of the Leased Property for the Intended Use or the value or security of the Leased Property.

      (c) Compliance with Third Party Payor Program Requirements. Tenant shall, at its sole cost and expense, make whatever improvements (capital or ordinary) as are required to conform the Leased Property in all material respects to such standards, if any, as may, from time to time, be required by any applicable Third Party Payor Programs to the extent Tenant is a participant in such Third Party Payor Programs (it being acknowledged that participation in such Third Party Payor Programs is at the sole and absolute discretion of Tenant), or any other applicable programs or legislation, or capital improvements required by any other governmental agency having jurisdiction over the Leased Property as a condition of the continued operation of the Leased Property for its Intended Use, except where the failure to comply will not have a material adverse effect on the use or operation of the Leased Property for its Intended Use.

      (d) Landlord to Grant Easements, Etc. Landlord shall from time to time at the request of Tenant and at Tenant's sole cost and expense, (i) grant easements and other rights in the nature of easements with respect to the Leased Property to third parties; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property; (iii) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes; (iv) execute petitions to have the Leased Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants and restrictions affecting the Leased Property; and (vi) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, release, dedications, transfer, petitions and amendments (to the extent of its interests in the Leased Property); provided, however, that Landlord shall have first reasonably determined in good faith that such grant, release, dedication, transfer, petition or amendment is not detrimental in any material respect to the operation of the Leased Property for its Intended Use does not materially reduce the value of the Leased Property and, to the extent required by the Facility Mortgage, is acceptable to the Facility Mortgagee.

      (e) Landlord's Receipt Of Third Party Payor Program Reimbursements. In the event that Landlord is required by applicable law to receive any payments from Third Party Payors as the owner of the Facility which would be deemed payment for services provided by or on behalf of Tenant to residents of the Facility, the parties hereto agree that, so long as there is no existing and continuing Event of Default hereunder, Landlord shall pay such monies to Tenant as promptly as practicable.

8. TENANT'S COVENANT TO REPAIR.

      (a) Repair and Maintenance. Tenant shall, at all times during the Term and at its sole cost and expense, put, keep, replace and maintain the Leased Property (including, without limitation, the Improvements and the Personalty) in good repair and in good, safe and substantial order and condition, shall make all repairs and replacements thereto, both inside and outside, structural and non-structural, ordinary and extraordinary, howsoever the necessity or desirability for repairs and replacements may occur, and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise, and shall use all reasonable precautions to prevent waste, damage or injury. Tenant shall also at its own cost and expense install, maintain and replace all landscaping, signs, sidewalks, roadways, driveways and parking areas within the Leased Property in good repair and in good, safe and substantial order and condition. Tenant's obligations under this Paragraph 8 shall constitute an expense of Tenant, shall not constitute Rent and shall not offset or reduce any Rent otherwise required to be paid hereunder.

      (b) Tenant's Personal Property. Tenant may (and shall as provided herein below), at its expense, affix or assemble or place on any parcels of the Land or in any of the Improvements, any items of Tenant's Personal Property, and Tenant may, subject to the conditions set forth below, remove the same at any time. Tenant shall provide and maintain throughout the Term all such Tenant's Personal Property as shall be necessary in order to operate the Facility for its Intended Use and in material compliance with all applicable Legal Requirements and Insurance Requirements. All of Tenant's Personal Property not removed by Tenant on or prior to the expiration or earlier termination of this Lease shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord at Tenant's sole expense without the necessity of first giving notice thereof to Tenant, without any payment to Tenant and without any obligation to account therefor. Tenant shall, at its expense, restore all of the Leased Property to the condition required by Paragraph 10 including repair of all damage to the Leased Property caused by the removal of Tenant's Personal Property, whether effected by Tenant or Landlord, and, further, bear Landlord's cost of such removal.

9. NO LANDLORD REPAIR OBLIGATIONS. Landlord shall not be required to make any alterations, reconstructions, replacements, changes, additions, improvements or repairs of any kind or nature whatsoever to the Leased Property or any portion thereof (including, without limitation, any portion of the Improvements or any Personalty) at any time during the Term.

10. SURRENDER.

      (a) Surrender of Leased Property. Tenant shall on the last day of the Term, or upon the sooner termination of this Lease, peaceably and quietly surrender the Leased Property to Landlord, in good repair and in good, safe and substantial order and condition, and, further, in at least as good condition as when the Leased Property was received, ordinary wear and tear and damage by fire, Casualty or Condemnation excepted.

      (b) Transfer of Licenses and Permits. In addition, upon the expiration or earlier termination of this Lease, Tenant shall, at Landlord's sole cost and expense, use its best efforts to transfer to and cooperate with Landlord or Landlord's nominee in connection with the processing of all applications for licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operation of the Facility. If requested by Landlord, Tenant will continue to manage the Facility after the expiration of the Term and for so long thereafter as is necessary for Landlord or Landlord's nominee to obtain all necessary licenses, operating permits and other governmental authorizations, on such reasonable terms (which shall include an agreement to pay Tenant a market rate management fee and reimburse Tenant for its reasonable out-of-pocket costs and expense, and reasonable administrative costs) upon which Landlord and Tenant shall agree.

      (c) Option to Purchase Tenant's Personal Property. Upon ninety (90) days' prior Notice (or such shorter period as shall be appropriate if this Lease is terminated prior to its expiration date), Landlord shall have the option to purchase all (but not less than all) of Tenant's Personal Property for an amount equal to the then Fair Market Value thereof subject to and with appropriate price adjustments for all equipment leases, conditional sale contracts, security interests and other encumbrances to which such Tenant's Personal Property is subject. If Landlord exercises such option upon expiration or earlier termination of the Term, Tenant shall convey Tenant's Personal Property to Landlord on an "as-is" basis, in its then current condition and state of repair. Tenant shall provide Landlord with warranties of title, reflecting no encumbrances as to which adjustments to the purchase price thereof, as required by the first sentence of this paragraph 10(c), have not been made. Failure of Landlord to notify Tenant of its election to purchase Tenant's Personal Property by the 90th day prior to the expiration of the Term (or such shorter period as may be appropriate if this Lease is terminated prior to its expiration date) shall be deemed to constitute a waiver of Landlord's right to purchase Tenant's Personal Property.

11. CAPITAL ADDITIONS.

      (a) Construction of Capital Additions. Tenant shall not construct or install any Capital Addition on the Leased Property without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, provided that no consent shall be required for any Capital Addition as long as (i) the Capital Additions Costs for such Capital Addition are less than Two Hundred Fifty Thousand Dollars ($250,000), in the aggregate and (ii) such construction or installation will not materially and adversely affect or violate any Legal Requirement or Insurance Requirement applicable to the Leased Property. If Landlord's consent is required, prior to commencing construction of any Capital Addition, Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any proposed Capital Addition and shall provide to Landlord such plans and specifications, permits, licenses, contracts and other information concerning the proposed Capital Addition as Landlord may reasonably request. Landlord shall have ten (10) Business Days to review all materials submitted to Landlord in connection with any such proposal. Failure of Landlord to respond to Tenant's proposal within ten (10) Business Days after receipt of all information and materials requested by Landlord in connection with the proposed Capital Addition shall be deemed to constitute approval of such proposed Capital Addition, subject in all events, however, to Tenant's compliance with the other requirements of this Paragraph
11. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Addition and the use or uses to which it will be put. No Capital Addition shall be made which would tie in or connect any Improvement on the Leased Property with any other improvements on property adjacent to the Leased Property (and not part of the Land), including, without limitation, tie-ins of buildings or other structures or utilities, without Landlord's consent, which shall be given or withheld in Landlord's discretion. Any Capital Additions shall, upon the expiration or sooner termination of the Term, pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances.

      (b) Non-Capital Additions. Tenant shall have the right, at Tenant's sole cost and expense, without Landlord consent, to make additions, modifications or improvements to the Leased Property which are not Capital Additions ("Non-Capital Additions") from time to time as Tenant, in its sole discretion, may deem desirable for the applicable Intended Use provided that any such Non-Capital Addition will not materially alter the character or purpose or materially detract from the value or operating efficiency of the Leased Property.

12. UTILITIES AND OTHER SERVICES. Tenant shall be liable for and shall pay directly all charges, fees and amounts (together with any applicable penalties, late charges, taxes or assessments thereon) when due for water, gas, electricity, air conditioning, heat, septic, sewer, refuse collection, telephone and any other utility charges or similar items in connection with the use or occupancy of the Leased Property. Landlord shall not be responsible or liable in any way whatsoever for the quality, quantity, impairment, interruption, stoppage, or other interference with any utility service, including, without limitation, water, air conditioning, heat, gas, electric current for light and power, telephone, or any other utility service provided to or serving the Leased Property or any damage or injury caused thereby. No such interruption, termination or cessation of utility services shall relieve Tenant of its duties and obligations pursuant to this Lease, including, without limitation, its obligation to pay all Rent as and when the same shall be due hereunder.

13. PERFORMANCE BY LANDLORD OF TENANT'S OBLIGATIONS.

      (a) Landlord's Self Help. If Tenant shall default in the performance of any term, provision, covenant or condition on its part to be performed hereunder and such default shall be continuing, Landlord may, after Notice to Tenant and a reasonable time to perform after such Notice (or without Notice and additional time to perform if, in Landlord's reasonable opinion, an emergency exists or action is necessary to cure any default under the Facility Mortgage prior to the expiration of the applicable cure period therefor) perform the same for the account and at the expense of Tenant. If, at any time and by reason of such Event of Default, Landlord is compelled to pay, or reasonably elects to pay, any sum of money or do any reasonable act which will require the payment of any sum of money, or is compelled to incur any expense in the enforcement of its rights hereunder or otherwise, such sum or sums, together with interest thereon at the Overdue Rate, shall be deemed additional rent hereunder and shall be paid to Landlord by Tenant promptly when billed therefor, and Landlord shall have all the same rights and remedies in respect thereof as Landlord has in respect of the Rent herein reserved.

      (b) Landlord's Inspections. Landlord, its agents or representatives, including any applicable Facility Mortgagee, shall have the right, but not the obligation, to enter upon the Leased Property to perform annual inspections of the Leased Property or more frequently as required under such Facility Mortgage to confirm that Tenant is performing all of Tenant's obligations under this Lease, and that Tenant has not violated any of its covenants under this Lease. Upon completion of such inspection, Landlord may deliver to Tenant a written report ("Inspection Report") outlining certain defaults, if any, in Tenant's obligations under clause (i) of Paragraph 7(b), Paragraph 7(c) or Paragraph 8(a). Within ten (10) Business Days of Tenant's receipt of such Inspection Report, Tenant shall either (i) unless prohibited by the terms of the Facility Mortgage, object to Landlord in writing as to any portion of the Inspection Report, specifically describing such objection; or (ii) begin to perform any and all required work outlined in the Inspection Report which Tenant has not objected to, and diligently complete such work. If Tenant objects to any item in the Inspection Report, then within ten (10) Business Days of Landlord's receipt of Tenant's objection notice, both Landlord and Tenant shall select a third party licensed engineer mutually satisfactory to Landlord and Tenant or if a single engineer cannot be agreed upon, then Landlord and Tenant shall each, at their own cost, select a licensed engineer and the two chosen engineers shall select a third licensed engineer, the cost of the third engineer being paid equally by Landlord and Tenant. The engineer(s) shall determine, by majority vote, if the work outlined in the Inspection Report should be performed by Tenant. Such determination shall be final and binding on Landlord and Tenant.

14. ENTRY. Landlord, any Facility Mortgagee and their agents or representatives may enter the Leased Property at reasonable times during normal business hours upon twenty-four (24) hours prior written Notice (except during emergencies, in which case Landlord shall endeavor to give such Notice as Landlord deems reasonable under the circumstances) for the purpose of inspecting the Leased Property, or performing any work which Landlord elects to undertake by reason of Tenant's Default under the terms of this Lease. Landlord shall use reasonable efforts not to disturb Tenant or any resident or occupant of the Leased Property as a result of any such entry by Landlord, its agents or representatives.

15. ASSIGNMENT, SUBLETTING AND LIENS.

      (a) Transfers Prohibited Without Consent. Except as provided below, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, in each instance, sell, assign or otherwise transfer this Lease, or Tenant's interest in the Leased Property, in whole or in part, or any rights or interest which Tenant may have under this Lease, or sublet the Leased Property, or any part thereof. When given, the consent of Landlord to an assignment, transfer, subletting shall in no event be construed to relieve Tenant or such assignee or subtenant from the obligation of obtaining the express consent in writing of Landlord to any further assignment, transfer or subletting. Any assignment, transfer or sublease in violation of this Paragraph 15 shall be voidable at

Landlord's option. For purposes of this Paragraph, Landlord's consent shall conclusively be deemed reasonably withheld if the effect of any such transfer would adversely affect the Real Estate Investment Trust ("REIT") status or the treatment of Landlord or its Parent under applicable REIT regulations.

      (b) Adequate Assurances. Without limiting any of the foregoing provisions of this Paragraph 15, if, pursuant to the U.S. Bankruptcy Code, as the same may be amended from time to time, Tenant is permitted to assign or otherwise transfer its rights and obligations under this Lease in disregard of the restrictions contained in this Paragraph 15, the assignee agrees to provide adequate assurance to Landlord (i) of the continued use of the Leased Property solely in accordance with the Intended Use thereof and in compliance with all other terms of this Lease; and (ii) of such other matters as Landlord may reasonably require at the time of such assumption or assignment. Such assignee shall expressly assume this Lease by an agreement in recordable form.

      (c) Permitted Subleases. Notwithstanding the foregoing, but subject to the provisions of Paragraph 15(d), Tenant may enter into third party residency agreements with respect to the units located at the Facility and may sublease space at the Leased Property for a bank, beauty salon, barber shop, laundry, commissary or healthcare purposes or other concessions and services in the ordinary course of business consistent with the Intended Use, so long as such sublease will not reduce the number of units at the Facility and will not violate or affect any Legal Requirement or Insurance Requirement, and Tenant shall provide (or cause to be provided) such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord may reasonably require.

      (d) Sublease Limitation. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet the Leased Property on any basis such that the rental to be paid by any sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of such sublessee, or (ii) any other formula, such that any portion of such sublease rental would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto such that the sublease(s) might, in Landlord's reasonable determination, adversely affect the REIT status or treatment of Landlord or its Parent under any applicable REIT regulations.

      (e) Liens. Subject to the provisions of Paragraph 26, Tenant shall not, directly or indirectly, create or allow to remain and shall promptly discharge or bond over in a manner reasonably satisfactory to Landlord, at its expense, any Lien the Leased Property or Tenant's leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (i) Permitted Encumbrances; (ii) restrictions, liens and other encumbrances which are consented to in writing by Landlord or otherwise permitted under this Lease;
(iii) liens for those taxes of Landlord which Tenant is not required to pay hereunder; (iv) Liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (A) the same are not yet payable, or (B) are being contested in accordance with Paragraph 26; (v) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with Paragraph 26; and (vi) any Facility Mortgage or other liens which are the responsibility of Landlord pursuant to the provisions of Paragraph 36.

16. IMPOSITIONS. Throughout the Term, Tenant shall bear, pay and discharge all Impositions of every kind and nature whatsoever, extraordinary as well as ordinary, and each and every installment thereof which shall or may during the Term hereof be assessed or imposed upon, or arise in connection with, the use, occupancy or possession of the Leased Property or any part thereof, including, without limitation, ad valorem real and personal property taxes, Landlord's franchise taxes and all taxes assessed or imposed in lieu of or in addition to any of the foregoing but specifically excluding any federal income taxes of Landlord other than additional taxes, interest or penalties and related expenses arising out of the Leased Property's non-compliance with Legal Requirements. Upon request of Landlord, Tenant shall promptly furnish to Landlord satisfactory evidence of the payment of any Imposition required to be paid by Tenant pursuant to the foregoing. If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid to or retained by Tenant.

17. CASUALTY.

      (a) Restoration and Repair. In the event that the Improvements and/or Personalty shall be destroyed or damaged in whole or in part by fire or any cause whatsoever ("Casualty"), Tenant shall give Landlord immediate notice thereof and shall repair, reconstruct or replace the Improvements and/or Personalty, or the portion thereof so destroyed or damaged (whichever is reasonably required), at least to the extent of the value and character thereof existing immediately prior to such occurrence, and in accordance with Legal Requirements. All work shall be started as soon as practicable and completed at Tenant's sole cost and expense. Tenant shall, however, immediately take such action as is necessary to assure that the Leased Property (or any portion thereof) does not constitute a nuisance or otherwise presents a health or safety hazard. Tenant shall continue to pay all Rent without abatement. Notwithstanding the foregoing, in the event that a period of two (2) years or less remains on the Term, Tenant may elect to terminate this Lease upon the occurrence of a Casualty in which the Property as a whole is rendered Unsuitable for its Intended Use by Notice to Landlord within thirty (30) days following the date of such Casualty which termination shall be effective on the last day of the calendar month in which such Notice is given. Upon such termination Tenant shall assign all insurance proceeds for such damage or destruction to Landlord and any applicable Facility Mortgagee.

      (b) Escrow of Insurance Proceeds. Subject to the requirements of any Facility Mortgagee, in the event of a Casualty resulting in an insurance loss payment for any Improvements and/or Personalty in an amount greater than Two Hundred Fifty Thousand Dollars ($250,000), unless this Lease is terminated as provided in Paragraph 17(a), the proceeds of all insurance policies maintained by Tenant plus the amount of any deductible shall, subject to all Legal Requirements, be deposited in the name of Landlord, Tenant and any Facility Mortgagee in an escrow account at an approved financial institution designated by Landlord, and shall be used by Tenant for the repair, reconstruction or restoration of the Improvements and/or Personalty. Such proceeds shall be disbursed periodically by escrow agent upon certification of the architect or engineer having supervision of the work that such amounts are the amounts paid or payable for the repair, reconstruction or restoration. Tenant shall, at the time of establishment of such escrow account and from time to time thereafter until said work shall have been completed and paid for, furnish Landlord with adequate evidence that at all times the undisbursed portion of the escrowed funds, together with any funds made available by Tenant, is sufficient to pay for the repair, reconstruction or restoration in its entirety. If a Casualty results in a loss payment for the Improvements and/or Personalty in an amount equal to or less than Two Hundred Fifty Thousand Dollars ($250,000), unless this Lease is terminated as provided in Paragraph 17(a), then the proceeds shall be paid to Tenant, and shall be applied by Tenant toward the repair, reconstruction and restoration of the Leased Property. Tenant shall obtain, and make available to Landlord, receipted bills and, upon completion of the work, full and final waivers of lien.

      (c) Uninsured Losses. Nothing contained herein shall relieve Tenant of its obligations under this Paragraph 17 even if the Casualty is not covered, either in whole or in part, by insurance.

18. INSURANCE.

      (a) Insurance By Tenant. Tenant shall, throughout the Term, and at its sole cost and expense, maintain in full force and effect the types and amounts of insurance required under the Facility Mortgage or, if there is no Facility Mortgage or the Facility Mortgagee does not require the maintenance of insurance, the following types and amounts of insurance coverage; provided such insurance coverage is commercially available at commercially reasonable rates:

            (i) Hazard Insurance. Tenant shall keep the Improvements and Personalty, including all permitted alterations, changes, additions and replacements thereof and thereto, insured against loss or damage caused by: (A) fire, and other hazards and perils generally included under extended coverage; (B) sprinkler leakage; (C) vandalism and malicious mischief; (D) boiler and machinery; and (E) other perils commonly covered by "All Risk" insurance, all in an amount which reasonably assures there will be sufficient proceeds to replace the Improvements and Personalty in the event of a loss against which such insurance is issued but in no event less than 100% of the full replacement value thereof (exclusive of foundations). All insurance required hereunder, and all other insurance maintained by Tenant on the Improvements and Personalty in excess of or in addition to that required hereunder, shall be carried in favor of Landlord and Tenant, as their respective interests may appear.

            (ii) Liability Insurance. Tenant shall provide and keep in full force and effect a policy of broad form comprehensive general public liability and property damage insurance providing coverage against liability for personal injury, death and property damage having limits of not less than Five Million Dollars ($5,000,000) per occurrence, and Five Million Dollars ($5,000,000) in the aggregate, for the Leased Property, with umbrella liability coverage of at least Ten Million Dollars ($10,000,000).

            (iii) Business Interruption. Tenant shall provide and keep in effect a policy of business interruption insurance in an amount to cover costs, damages, lost income, expenses, Base Rent, and all other sums payable under this Lease for a period of not less than eighteen (18) months.

            (iv) Worker's Compensation and Employer's Liability Insurance. Tenant shall provide and keep in full force and effect workers' compensation insurance, in a form prescribed by the laws of the Facility State, and employers' liability insurance with limits of not less than Five Million Dollars ($5,000,000), with umbrella liability coverage of at least Ten Million Dollars ($10,000,000).

            (v) Builder's Risk Insurance. Tenant shall, prior to the commencement of and during the construction of any restoration, renovation or alteration to the Leased Property, provide and keep in full force and effect builders' risk insurance.

            (vi) Flood Insurance. If any Improvements are or become located in an area which is considered a flood risk by the U.S. Department of Housing and Urban Development, Tenant shall provide and keep in effect a policy of flood insurance with the maximum limit of coverage available for the Improvements under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994.

            (vii) Other Insurance. In addition, Tenant shall, at Landlord's request, provide and keep in full force and effect such other insurance for such risks and in such amounts as may from time to time be required pursuant to any Facility Mortgage or commonly insured against in the

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

      case of business operations similar to those contemplated by this Lease to be conducted by Tenant on the Leased Property or required by any Legal Requirements.

      (b) Landlord as Additional Insured. Any and all insurance maintained by Tenant as required by this Lease, or in excess of or in addition to that required hereunder, shall name Landlord and any Facility Mortgagee as additional insureds.

      (c) Carriers and Features. All insurance policies required to be carried by Tenant as provided in this Paragraph 18 shall be issued by insurance companies authorized and licensed to do business in the Facility State with a Best's Insurance Rating of not less than "A-" or a Best's Financial Category of not less than "VIII", with reasonable deductibles per occurrence. All such policies shall be for periods of not less than one year and Tenant shall renew the same at least thirty (30) days prior to the expiration thereof. All such policies shall require not less than thirty (30) days written notice to Landlord prior to any cancellation thereof or any change reducing coverage thereunder. Notwithstanding the foregoing, Tenant may elect to obtain blanket insurance for each of the foregoing required types of insurance.

      Tenant shall pay the premiums for all insurance policies which Tenant is obligated to carry under this Paragraph 18 and, prior to the expiration of any such policy, deliver to Landlord a copy of the renewal policy or policies, or a certificate or certificates thereof, along with evidence that the premiums therefor have been paid for at least the next ensuing quarter-annual period.

      (d) Failure to Procure Insurance. If Tenant fails to procure insurance required under this Paragraph or fails to maintain the same in full force and effect continuously during the Term, Landlord shall be entitled to procure the same and Tenant shall immediately reimburse Landlord for such premium expense as additional Rent.

      (e) Waiver of Subrogation. If any of Tenant's Personal Property shall be stolen, damaged or destroyed by an insured peril, Landlord shall not have any liability to Tenant, nor to any insurer of Tenant, for or in respect of such theft, damage or destruction, and Tenant shall use its best efforts to require all policies of insurance carried by it on Tenant's Personal Property to contain or be endorsed with a provision by which the insurer designated therein shall waive its right of subrogation against Landlord.

      (f) Indemnification of Landlord. Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord (except to the extent that any of the following result from Landlord's gross negligence or willful misconduct) by reason of: (i) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks or right of way, including, without limitation, any claims of malpractice; (ii) any past, present or future use, misuse, non-use, non-compliance, condition, management, maintenance or repair by Tenant or anyone claiming under Tenant of the Leased Property or Tenant's Personal Property or any litigation, proceeding or claim by Governmental Agencies or other third parties (other than Condemnation proceedings) to which Landlord is made a party or participant relating to the Leased Property or Tenant's Personal Property or such use, misuse, non-use, non-compliance, condition, management, maintenance, or repair thereof; (iii) any Impositions (which are the obligation of Tenant to pay pursuant to the applicable provisions of this Lease) and (iv) any failure or inability to obtain the insurance coverage required hereunder. Tenant shall pay all amounts payable under this Paragraph 18(f) within ten (10) Business Days after demand therefor, and if not timely paid, such amounts shall bear interest at the Overdue Rate from the date of determination to the date of payment. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or may compromise or otherwise dispose of the same, with Landlord's prior written consent (which consent may not be unreasonably withheld, delayed or conditioned). The obligations of Tenant under this Paragraph 18(f) are in addition to the obligations set forth in Paragraph 19(c) and shall survive the termination of this Lease.

19. ENVIRONMENTAL MATTERS.

      (a) Tenant's Covenant. Throughout the Term, Tenant covenants that it shall not cause, permit or allow any Hazardous Materials to be placed, stored, dumped, dispensed, released, discharged, deposited, used, transported, located or generated on the Leased Property in violation of any Environmental Law.

      (b) Clean-Up. Subject to the provisions of Paragraph 51, during the Term, Tenant shall immediately clean-up any Hazardous Materials found on or within any portion of the Leased Property, and shall remediate the Leased Property to comply with any and all Environmental Laws regarding Hazardous Materials and clean-up thereof, and to pay for all clean-up and remediation costs at no cost to Landlord; provided such Hazardous Materials were placed, released, discharged, used, transported or generated prior to the end of the Term and do not result from any act or omission of Landlord.

      (c) Indemnification. Subject to the provisions of Paragraph 51, Tenant shall indemnify, release and hold harmless Landlord, its successors, assigns, members, managers, officers, directors, shareholders and employees, from and against all Liabilities (as defined below), suffered by, incurred by or assessed against such parties, their agents or other representatives, whether incurred as a result of legal action taken by any Governmental Agency, taken by any private claimant, or taken by Landlord, before or after the expiration of the Term as a result of the presence, disturbance, discharge, release, removal or clean-up of any Hazardous Materials upon or under, on or off site, associated with, generated on or flowing or originating from the Leased Property prior to the end of the Term; provided such Liabilities do not arise as a result of any act or omission of Landlord. The term "Liabilities" as used in this Paragraph 19 is hereby defined as any and all liabilities, expenses, demands, damages, punitive or exemplary damages, consequential damages, costs, cleanup costs, response costs, losses, causes of action, claims for relief, reasonable attorneys' fees, other professional fees, penalties, fines, assessments and charges. The provisions of this Paragraph 19 shall survive the expiration or sooner termination of this Lease.

20. COSTS AND ATTORNEYS' FEES. If either party shall bring an action to recover any sum due hereunder, or for any breach hereunder, and shall obtain a judgment or decree in its favor, the court may award to the prevailing party in such action its reasonable costs and reasonable attorneys' fees, specifically including reasonable attorneys' fees incurred in connection with any appeals (whether or not taxable or assessable as such by law). Landlord shall also be entitled to recover Landlord's reasonable attorneys' fees and costs incurred in any bankruptcy action filed by or against Tenant, including, without limitation, those incurred in seeking relief from the automatic stay, in dealing with the assumption or rejection of this Lease, in any adversary proceeding, and in the preparation and filing of any proof of claim.

21. DEFAULT; REMEDIES.

      (a) Default. Upon the occurrence of any one or more of the following events ("Event of Default"), Landlord shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be:

            (i) Tenant's failure to pay when due any regularly scheduled payment of Rent, or any other sum of money payable hereunder (whether as additional Rent or otherwise) and such failure is not cured within five
      (5) days (or such earlier period as set forth in this Paragraph 21(a));

            (ii) Tenant's failure to pay when due any other payment of Rent, or any other sum of money payable hereunder (whether as additional Rent or otherwise) and such failure is not cured within five (5) days after receipt of Notice thereof from Landlord;

            (iii) Tenant's failure to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of Notice thereof, or, if such default cannot reasonably be remedied within such period, Tenant does not within thirty
      (30) days after Notice thereof commence such act or acts as shall be necessary to remedy the default and shall not thereafter diligently complete such act or acts within a reasonable time, provided, however, in no event shall such cure period extend beyond one hundred eighty (180) days after Notice thereof;

            (iv) if Tenant or its Parent becomes bankrupt or insolvent, or files any debtor proceedings, or files pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or files a petition for the appointment of a receiver or trustee for all or substantially all of its assets, and such petition or appointment or if any of the foregoing are filed against Tenant or its Parent, shall not have been set aside within ninety (90) days from the date of such petition or appointment, or if Tenant or its Parent makes an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if Tenant's interest in this Lease is attached, seized or made subject to any other judicial seizure and such seizure or attachment is not discharged within ninety (90) days;

            (v) if Tenant's fails to provide insurance coverage (or allows such coverage to be canceled or lapse) pursuant to its obligation hereunder;

            (vi) if Tenant or its Parent is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of its assets;

            (vii) if a Change of Control occurs or the estate or interest of Tenant in the Leased Property or any material part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any proceeding in violation of the terms of this Lease, unless Tenant is contesting such lien or attachment in good faith in accordance with Paragraph 26 hereof;

            (viii) if there has been a final unappealable determination by any Government Agency of the revocation or limitation of any license, permit, certification or approval required for the lawful operation of the Facility in accordance with its Intended Use or the loss or limitation of any license, permit, certification or approval under any other circumstances under which Tenant or is required to cease its operation of the Facility in accordance with its Intended Use at the time of such loss or limitation and such event or failure has a material adverse affect on the use or operation of the Leased Property;

            (ix) if Tenant voluntarily ceases operation of the Leased Property for its Intended Use, except as a result of Casualty or partial or complete Condemnation;

            (x) if Tenant fails to pay for money borrowed or for the deferred purchase price of any material property or services (excluding trade accounts payable in the ordinary course of business on customary trade terms) or any guaranty relating thereto which, in the aggregate, exceeds Two Hundred Fifty Thousand Dollars ($250,000), and the same be declared to be or become due and payable prior to the stated maturity thereof and all applicable notices with respect thereto have been given and all applicable grace or cure periods with respect thereto shall have lapsed; or

            (xi) if any Person acquires more than 9.8% of the outstanding ownership interests in Tenant, which would, in Landlord's sole but reasonable determination, adversely affect the status or treatment of Landlord or its Parent as a real estate investment trust under the applicable provisions of the Code.

      Notwithstanding the foregoing, if any applicable Facility Mortgage provides for a shorter cure or grace period, or does not require notice to be given to trigger an event of default thereunder for the same obligation as described above and provided such obligation is a concurrent obligation of Tenant hereunder, then the provisions for notice (or lack thereof) and cure under such Facility Mortgage shall supercede the notice and cure provisions set forth above, it being acknowledged and agreed that all such payments and obligations of Tenant hereunder shall be made and performed within such time periods so as to comply with the terms of the Facility Mortgage.

      (b) Remedies. If any of the Events of Default hereinabove specified shall occur and be continuing, Landlord shall have and may exercise any one or more of the following rights and remedies:

            (i) Landlord may, by written Notice thereof to Tenant, terminate this Lease and, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Leased Property for Landlord's own account and, for Tenant's breach of and default under this Lease, recover immediately from Tenant any and all Rent and other sums and damages due or in existence at the time of such termination, including, without limitation: (A) all Rent and other sums, charges, payments, costs and expenses agreed and/or required to be paid by Tenant to Landlord hereunder; (B) all reasonable costs and expenses of Landlord in connection with the recovery of possession of the Leased Property, including reasonable attorneys' fees and court costs; and (C) all costs and expenses of Landlord in connection with any reletting or attempted reletting of the Leased Property or any part or parts thereof, including, without limitation, brokerage fees, reasonable attorneys' fees and the cost of any alterations or repairs which may be reasonably required to so relet the Leased Property, or any part or parts thereof;

            (ii) Landlord may, by written Notice thereof to Tenant, terminate Tenant's option to renew the term this Lease for any or all of the Renewal Terms;

            (iii) Landlord may, pursuant to any prior notice required by law, and without terminating this Lease, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Leased Property for the account of Tenant, make such alterations of and repairs to the Leased Property as may be reasonably necessary in order to relet the same or any part or parts thereof and relet or attempt to relet the Leased Property or any part or parts thereof for such term or terms (which may be for a term or terms extending beyond the Term), at such Rent and upon such other terms and provisions as Landlord, in its reasonable discretion, may deem advisable. In the event that Landlord retakes and resumes possession of the Leased Property, it shall use reasonable efforts to mitigate any damages it suffered by virtue of such Event of Default. Subject to the requirements of any Facility Mortgage, upon any such reletting, all rents received by Landlord from such reletting shall be applied: (A) first, to the payment of all costs and expenses of recovering possession of the Leased Property; (B) second, to the payment of any costs and expenses of such reletting, including brokerage fees, reasonable attorneys' fees and the cost of any alterations and repairs reasonably required for such reletting; (C) third, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to Landlord, and to satisfy any Liens encumbering Tenant's leasehold interest; (D) fourth, to the payment of all Rent and other sums due and unpaid hereunder; and
      (E) fifth, the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If the rents received from such reletting during any period shall be less than that required to be paid during that period by Tenant hereunder, then Tenant shall promptly pay any such deficiency to Landlord and failing the prompt payment thereof by Tenant to Landlord, Landlord shall immediately be entitled to institute legal proceedings for the recovery and collection of the same. Landlord shall, in addition, be immediately entitled to sue for and otherwise recover from Tenant any other damages occasioned by or resulting from any abandonment of the Leased Property or other Event of Default under this Lease other than a monetary Event of Default. No such re-entry, retaking or resumption of possession of the Leased Property by Landlord for the account of Tenant shall be construed as an election on the part of Landlord to terminate this Lease unless a Notice of such intention shall be given to Tenant or unless the termination of this Lease be decreed by a court of competent jurisdiction. Notwithstanding any such re-entry and reletting or attempted reletting of the Leased Property or any part or parts thereof for the account of Tenant without termination of this Lease, Landlord may at any time thereafter, upon Notice to Tenant, elect to terminate this Lease or pursue any other remedy available to Landlord for Tenant's previous and continuing Event of Default under this Lease.

            (iv) Landlord may, without re-entering, retaking or resuming possession of the Leased Property, sue for all Rent and all other sums, charges, payments, costs and expenses due from Tenant to Landlord hereunder either: (A) as they become due under this Lease, taking into account that Tenant's right and option to pay the Rent hereunder on a monthly basis in any particular Lease Year is conditioned upon the absence of an Event of Default under this Lease; or (B) at Landlord's option, accelerate the maturity and due date of the whole or any part of the Rent for the entire then-remaining unexpired balance of the Initial Term or the applicable Renewal Term, as the case may be (reduced to its present value, applying an interest rate of seven percent (7%)) less the present value of the fair market rent for the same period, as well as all other sums, charges, payments, costs and expenses required to be paid by Tenant to Landlord hereunder, including, without limitation, damages for breach or default of Tenant's obligations hereunder in existence at the time of such acceleration, such that all sums due and payable under this Lease shall, following such acceleration, be treated as being, and in fact shall be, due and payable in advance as of the date of such acceleration. Landlord may then proceed to recover and collect all such unpaid Rent and other sums so sued for from Tenant by distress, levy, execution or otherwise.

      In addition to the remedies hereinabove specified and enumerated, Landlord shall have and may exercise the right to invoke any other remedies allowed at law or in equity as if the remedies of re-entry, unlawful detainer proceedings and other remedies were not herein provided. Accordingly, the mention in this Lease of any particular remedy shall not preclude Landlord from having or exercising any other remedy at law or in equity. Nothing herein contained shall be construed as precluding Landlord from having or exercising such lawful remedies as may be and become necessary in order to preserve Landlord's right or the interest of Landlord in the Leased Property and in this Lease, even before the expiration of any notice periods provided for in this Lease, if under the particular circumstances then existing the allowance of such notice periods will prejudice or will endanger the rights and estate of Landlord in this Lease and in the Leased Property.

22. LANDLORD'S DEFAULT.

      If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Lease and such default shall continue for a period of thirty (30) days after Notice thereof from Tenant to Landlord, or such additional period as may be reasonably required to correct the same provided Landlord has promptly commenced and is diligently prosecuting a cure thereof, Tenant may declare the occurrence of a "Landlord Default" by a second Notice to Landlord. Thereafter, Tenant may forthwith cure the same and, subject to the provisions of the following Paragraph, invoice Landlord for costs and expenses (including reasonable attorneys' fees and court costs) incurred by Tenant in curing the same, together with interest thereon from five (5) days following the date Landlord receives Tenant's invoice, at the Overdue Rate. Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

      If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the thirty (30) day cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereof until final adverse determination thereof. Tenant and Landlord shall in good faith attempt to resolve such dispute and if they fail to do so within ten (10) days after Landlord's Notice, either may submit the matter for resolution to a court of competent jurisdiction.

23. CONDEMNATION.

      (a) Complete Taking. If (i) the whole of the Leased Property shall be taken by Condemnation or (ii) a Condemnation of less than the whole of the Leased Property renders the entire Leased Property Unsuitable for its Intended Use then this Lease shall automatically terminate as of the Date of Taking. Tenant and Landlord shall seek the Award for their interests in the Leased Property as provided in Paragraph 23(c).

      (b) Partial Taking. If any part of the Leased Property shall be taken by Condemnation, such that the Leased Property may still be used for its Intended Use, this Lease shall not terminate or be terminated and Tenant shall restore the remaining portion of the Leased Property to the extent necessary to render it reasonably suitable for its Intended Use and make all repairs to any Improvements or Personalty damaged by such taking to the extent necessary to constitute such Improvements a complete architectural unit and otherwise in accordance with Legal Requirements. Any proceeds shall be paid to and held and disbursed by an escrow agent in the manner and under the conditions provided in Paragraph 17 in respect of a Casualty. The Award shall be made available by Landlord to pay or reimburse Tenant for the cost of restoration or rebuilding and, any surplus which may remain out of any Award after payment of such cost of restoration or rebuilding shall be the sole property of Landlord.

      (c) Award. Subject to the provisions of Paragraph 23(b), all Awards in any Condemnation, either permanent or temporary, of all or any part of the Leased Property or any easement or any appurtenance thereto, including severance and consequential damages and change in grade of any street, shall be the property of and paid to Landlord; provided any Award made for the Tenant's leasehold interest in the Leased Property, Tenant's Personalty located thereon, the loss of Tenant's business for the remainder of the Term and relocation expenses of Tenant shall be paid to and be the property of Tenant.

      (d) Notices. Each of Landlord and Tenant further covenants and agrees to give the other immediate Notice of the actual or threatened commencement of any Condemnation proceedings and to deliver to the other copies of any and all papers served in connection with any such proceedings.

24. REPORTS AND STATEMENTS. Tenant shall furnish the following reports and statements to Landlord during the Term:

            (i) copies of all licenses authorizing Tenant to operate the Facility for its Intended Use;

            (ii) all Medicare and Medicaid certifications, together with provider agreements and all material correspondence relating thereto with respect to the Facility, if any (excluding, however, correspondence which may be subject to any attorney-client privilege);

            (iii) all reports or surveys, statements of deficiencies, plans of correction, and all material correspondence relating thereto, including, without limitation, all reports and material correspondence concerning compliance with or enforcement of licensure, Medicare/Medicaid (if applicable), all accreditation requirements including physical environment and Life Safety Code survey reports (excluding, however, correspondence which may be subject to any attorney-client privilege);

            (iv) with reasonable promptness, such other confirmation as to the licensure and, if applicable, Medicare and Medicaid participation of Tenant as Landlord may reasonably request from time to time;

            (v) unaudited financial statements for the Leased Property and the operations thereon;

            (vi) occupancy reports for the Facility; and

            (vii) any statements, reports and other information with respect to Tenant or the operation of the Leased Property required pursuant to any Facility Mortgage or otherwise reasonably requested by Landlord.

25. ADDITIONAL COVENANTS OF TENANT.

      (a) Indebtedness of Tenant. Tenant shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any indebtedness except the following:

            (i) indebtedness of Tenant to Landlord or to Manager under the Management Agreement;

            (ii) indebtedness of Tenant for current taxes, assessments, governmental charges of levies, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Paragraph 26;

            (iii) indebtedness of Tenant in respect of judgments or awards (A) either (x) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or (y) which are fully covered by insurance payable to Tenant or (z) which are for an amount not in excess of $250,000, in the aggregate, at any one time outstanding, and (B) either
      (x) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder or (y) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of Paragraph 26, and in respect of which execution thereof shall have been stayed pending such appeal or review;

            (iv) unsecured borrowings from any Related Party (other than Landlord or its Affiliates) which are by their terms expressly subordinate to the payment and performance of Tenant's obligations under this Lease;

            (v) indebtedness for purchase money financing of goods and services in excess of Two Hundred Fifty Thousand Dollars ($250,000) incurred in the ordinary course of business, subject to Landlord's consent, which shall not be unreasonably withheld or delayed; or

            (vi) other indebtedness incurred in the ordinary course of business.

      (b) Management of Leased Property; Joinder by Manager. Tenant shall not enter into or permit to exist any management agreement of any of the Leased Property, or make any material modification of an approved management agreement, unless the terms thereof have been previously approved in writing by Landlord, which approval may be withheld in Landlord's reasonable discretion; provided, however, that Landlord hereby approves the terms of the Management Agreement. Subject to the rights of the Facility Mortgagee, all management fees, payments in connection with any extension of credit and fees for services provided in connection with the operation of the Leased Property, payable by Tenant to Manager under the Management Agreement are hereby subordinated to all of the obligations of Tenant due under this Lease, and Manager's consent to such subordination is evidenced by its joining into this Lease for the limited purposes of this Paragraph 25(b).

      (c) Landlord Lien. In additional to any statutory landlord's lien and in order to secure payment of the Rent and all other sums payable hereunder by Tenant, and to secure payment of any loss, cost or damage which Landlord may suffer by reason of an Event of Default, Tenant hereby grants unto Landlord, to the maximum extent permitted by Applicable Law, a security interest in and express contractual lien upon Tenant's Personal Property (except motor vehicles), and Tenant's interest in all ledger sheets, files, records, documents and instruments (including, without limitation, computer programs, tapes and related electronic data processing) relating to the operation of the Facility and all proceeds therefrom, subject to any Permitted Encumbrances; and such Tenant's Personal Property shall not be removed from the Leased Property at any time when an Event of Default has occurred and is continuing.

      Upon Landlord's request, Tenant shall execute and deliver to Landlord financing statements in form sufficient to perfect the security interest of Landlord in Tenant's Personal Property and the proceeds thereof in accordance with the provisions of the applicable laws of the State. During the continuance of an Event of Default, Tenant hereby grants Landlord an irrevocable limited power of attorney, coupled with an interest, to execute all such financing statements in Tenant's name, place and stead. The security interest herein granted is in additional to any statutory lien for the Rent.

26. PERMITTED CONTESTS. Tenant shall have the right to contest the amount or validity of any Legal Requirement, Insurance Requirement, Lien, Imposition, charge or other claim (collectively, "Claims") as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (i) the foregoing shall in no way be construed as relieving, modifying or extending Tenant's obligation to pay any Claims as finally determined; (ii) such contest shall not cause Landlord to be in default under any Facility Mortgage encumbering the Leased Property or any interest therein;
(iii) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss; and (iv) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys' fees, incurred by Landlord in connection therewith or as a result thereof. Upon Landlord's request, Tenant shall either (i) provide a bond, title indemnity, endorsement or other assurance reasonably satisfactory to Landlord that all Claims which may be assessed against the Leased Property, together with all interest and penalties thereon, will be paid, or (ii) deposit within the time otherwise required for payment with a bank or trust company, as trustee, or escrow agent as security for the payment of such Claims, an amount sufficient to pay the same, together with interest and penalties in connection therewith and all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in connection with any such contest. Tenant shall furnish Landlord with reasonable evidence of such deposit, title indemnity, endorsement or other assurance within five (5) Business Days after request therefor. Landlord agrees to join in such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith). Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord and for which Landlord has been fully reimbursed by Tenant. If Tenant shall fail (A) to pay any Claims promptly after such Claim is finally determined, (B) to provide security therefor as provided in this Paragraph 26, or (C) to prosecute any such contest diligently and in good faith, Landlord may, upon reasonable Notice to Tenant, pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand.

27. NOTICES OF COMMENCEMENT OF CONSTRUCTION. If required by the laws of the Facility State or in the event permitted by the laws of the Facility State and Landlord so requests upon Tenant giving Notice to Landlord of its intended construction, and in the event that Tenant reasonably contemplates construction of any work on the Leased Property will cost, in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000) or more, prior to commencement by Tenant of any work on the Leased Property which shall have been previously permitted by Landlord as provided in this Lease, Tenant shall record or file a notice of the commencement of such work (the "Notice of Commencement") in the land records of the County in which the Leased Property is located, identifying Tenant as the party for whom such work is being performed, stating such other matters as may be required by applicable law and requiring the service of copies of all notices, liens or claims of lien upon Landlord. Any such Notice of Commencement shall clearly reflect that the interest of Tenant in the Leased Property is that of a leasehold estate and shall also clearly reflect that the interest of Landlord, as the fee simple owner of the Leased Property, shall not be subject to mechanics or materialmen's liens on account of the work which is the subject of such Notice of Commencement. A copy of any such Notice of Commencement shall be furnished to and approved by Landlord and its attorneys prior to the recording or filing thereof, as aforesaid

28. LIMITATION ON LIABILITY OF LANDLORD AND TENANT. If Tenant is awarded a money judgment against Landlord, then Tenant's sole recourse for satisfaction of such judgment shall be limited to execution against the Leased Property. In no event shall any trustee, stockholder, shareholder, member, manager, partner, employee, officer or beneficiary of Landlord be personally liable for the obligations of Landlord hereunder. Except to the extent provided in any Parent guaranty or indemnity, in no event shall any trustee, shareholder, member, guarantor, partner, employee, officer or beneficiary of Tenant or any Affiliate of Tenant be personally liable for any of the obligations of Tenant hereunder.

29. "NET" LEASE. Landlord and Tenant acknowledge and agree that this Lease shall be and constitute what is generally referred to as a "triple net" or "absolute net" lease, such that Tenant shall be obligated hereunder to pay all costs and expenses incurred with respect to, and associated with, the Leased Property and the Facility, including, without limitation, all Impositions, utility charges, insurance costs, maintenance costs and repair and restoration expenses (all as more particularly herein provided).

30. REPRESENTATIONS AND WARRANTIES

      (a) Representations of Tenant. To induce Landlord to enter into this Lease, Tenant represents and warrants to Landlord as follows:

            (i) Status and Authority of Tenant. Tenant is a limited partnership duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. Tenant has all requisite power and authority to enter into and perform its obligations under this Lease and to consummate the transactions contemplated hereby, including such licensing as may be required for Tenant to Lease and operate the Leased Property as a senior independent and assisted living facility. Tenant has duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification.

            (ii) Action of Tenant. Tenant has taken all necessary action to authorize the execution, delivery and performance of this Lease, and this Lease constitutes the valid and binding obligation and agreement of Tenant, enforceable against Tenant in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

            (iii) No Violations of Agreements. To the best of Tenant's knowledge, except as permitted or contemplated by this Lease, the Facility Mortgage or the Bond Documents, neither the execution, delivery or performance of this Lease by Tenant, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Leased Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other material agreement or instrument by which Tenant is bound.

            (iv) Litigation. Tenant has received no written notice and, to Tenant's knowledge, no action or proceeding is pending or threatened which questions the validity of this Lease.

      (b) Representations of Landlord. To induce Tenant to enter into this Lease, Landlord represents and warrants to Tenant as follows:

            (i) Status and Authority of Landlord. Landlord is a duly organized, validly existing limited liability company and in good standing under the laws of the State of Delaware, and has all requisite power and authority under the laws of such state to enter into and perform its obligations under this Lease and to consummate the transactions contemplated hereby. Landlord has duly qualified and is in good standing in each jurisdiction in which the nature of the business conducted by it required such qualification.

            (ii) Action of Landlord. Landlord has taken all necessary action to authorize the execution, delivery and performance of this Lease, and, upon the execution and delivery of this Lease by Landlord, this Lease shall constitute the valid and binding obligation and agreement of Landlord, enforceable against Landlord in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

            (iii) No Violations of Agreements. Neither the execution, delivery or performance of this Lease by Landlord, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in any creation of any lien, charge or encumbrance upon any of the property or asset of Landlord's pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other material agreement or instrument by which Tenant is bound

            (iv) Litigation. No investigation, action or proceeding is pending and, to Landlord's knowledge no action or proceeding is pending or threatened which questions the validity of this Lease or any action taken or to be taken pursuant hereto.

31. NOTICES. All notices, approvals, requests, consents and other communications ("Notices") given pursuant to this Lease shall be in writing and shall be deemed to have been duly given (i) when actually received if either (A) hand delivered or (B) sent by facsimile transmission; (ii) two (2) days after the same was deposited in a regularly maintained receptacle for the deposit of United States mail, sent by registered or certified mail, postage and charges prepaid; or
(iii) the next Business Day if sent via a national overnight delivery service, addressed as follows or at such other address as either party may specify from time to time by Notice to the other party at least five (5) days prior Notice of the changed address:

         If to Tenant:        BLC-Club Hill, L.P.
                              c/o Brookdale Living Communities, Inc.
                              330 North Wabash Avenue
                              Suite 1400
                              Chicago, Illinois 60611
                              Attention:  R. Stanley Young
                              Telephone:  (312) 977-3720
                              Facsimile:  (312) 977-3699

         with a copy to:      Brookdale Living Communities, Inc.
                              330 N. Wabash Avenue
                              Suite 1400
                              Chicago, Illinois 60611
                              Attention:  General Counsel
                              Telephone:  (312) 977-3760
                              Facsimile:  (312) 977-3769

         and to:              Douglas E. Wambach
                              Burke, Warren, MacKay & Serritella, P.C.
                              330 North Wabash Avenue, 22nd Floor
                              Chicago, Illinois 60611
                              Telephone:  (312) 840-7019
                              Facsimile:  (312) 840-7900

         If to Guarantor:     BLC Properties I, LLC
                              c/o Brookdale Living Communities, Inc.
                              330 North Wabash Avenue
                              Suite 1400
                              Chicago, Illinois 60611
                              Attention:  R. Stanley Young
                              Telephone:  (312) 977-3720
                              Facsimile:  (312) 977-3699

         with a copy to:      Brookdale Living Communities, Inc.
                              330 N. Wabash Avenue
                              Suite 1400
                              Chicago, Illinois 60611
                              Attention:  General Counsel
                              Telephone:  (312) 977-3760
                              Facsimile:  (312) 977-3769
         and to:              Douglas E. Wambach
                              Burke, Warren, MacKay & Serritella, P.C.
                              330 North Wabash Avenue, 22nd Floor
                              Chicago, Illinois 60611
                              Telephone:  (312) 840-7019
                              Facsimile:  (312) 840-7900

         If to Landlord:      CMCP-Club Hill, L.P.
                              c/o Capstead Mortgage Corporation
                              8401 North Central Expressway, Suite 800
                              Dallas, Texas 75225
                              Attention: Andrew F. Jacobs
                              Telephone:  (214) 874-2350
                              Facsimile:  (214) 874-2398

         with a copy to:      Andrews & Kurth, L.L.P.
                              1717 Main Street, Suite 3700
                              Dallas, Texas 75201
                              Attention:  David Barbour
                              Telephone:  (214) 659-4400
                              Facsimile:  (214) 659-4401

32. NO WAIVER. No course of dealing between Landlord and Tenant, or any delay or omission of Landlord or Tenant to insist upon a strict performance of any term or condition of this Lease shall be deemed a waiver of any right or remedy that such party may have, and shall not be deemed a waiver of any subsequent breach of such term or condition.

33. QUIET ENJOYMENT. Landlord covenants that Tenant, upon paying the Rent and observing and keeping the covenants, agreements and stipulations of this Lease on its part to be kept, shall lawfully, peaceably and quietly hold, occupy and enjoy the Leased Property during the Term without hindrance, ejection or molestation. Landlord covenants and warrants that it is lawfully seized of the Leased Property and has good, right and lawful authority to enter into this Lease for the full term aforesaid, that the Leased Property is free and clear of all encumbrances that would prevent Landlord from having such right and authority and that Landlord will put Tenant in actual possession of the Leased Property on the Commencement Date.

34. LANDLORD ENCUMBRANCES. Except as agreed by Landlord and Tenant, Landlord shall not directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement upon the Leased Property or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing, provided, however, that Landlord may further encumber the Leased Property without Tenant's consent provided the costs and debt service resulting from such lien, encumbrance or title retention agreement shall not be included in Base Rent hereunder.

35. SUBORDINATION NON-DISTURBANCE AND ATTORNMENT. In the event that Landlord places any Facility Mortgage on the Leased Property, Tenant agrees to promptly enter into, execute and deliver to the requesting party a commercially reasonable subordination, non-disturbance and attornment agreement with any such Facility Mortgagee, which shall acknowledge that this Lease, Tenant's interest hereunder and Tenant's leasehold interest in and to the Leased Property are junior, inferior, subordinate and subject in right, title, interest, lien, encumbrance, priority and all other respects to the lien of any Facility Mortgage or Mortgages now or hereafter in force and effect upon or encumbering Landlord's interest in the Leased Property, or any portion thereof, and to all collateral assignments by Landlord to any third party or parties of any of Landlord's rights under this Lease or the rents, issues and profits thereof or therefrom as security for any liability or indebtedness, direct, indirect or contingent, of Landlord to such third party or parties, and to all future modifications, extensions, renewals, consolidations and replacements of, and all amendments and supplements to any such mortgage, mortgages or assignments; provided such lender agrees not to disturb Tenant's occupancy of the Leased Property or its rights under this Lease as long as there is no existing and continuing Event of Default. If, within fifteen (15) days following Tenant's receipt of a written request by Landlord or the holder or proposed holder of any such Facility Mortgage, Tenant shall fail or refuse or shall have not executed any such subordination, non-disturbance and attornment agreement, Tenant shall be in breach and default of its obligation to do so and of this Lease and Landlord shall be entitled thereupon to exercise any and all remedies available to Landlord pursuant to this Lease or otherwise provided by law.

36. BROKERS. Landlord and Tenant represent and warrant to the other that neither of them have engaged or contracted with any person, firm or entity to serve or act as a broker, agent or finder for the purpose of leasing the Leased Property, and that no broker's or real estate or other similar commissions or fees are or shall be due in respect of the transaction contemplated by this Lease. Landlord and Tenant each shall indemnify, defend and save harmless the other from and against any cost and expense, including reasonable attorney's fees, incurred by the other as a result of the untruth of any of the foregoing representations made by it.

37. INVALIDITY. If any provision of this Lease shall be declared invalid or unenforceable, the remainder of this Lease shall continue in full force and effect.

38. COUNTERPARTS. This Lease may be executed in two (2) or more counterparts, which taken together shall be deemed one (1) original.

39. MEMORANDUM OF LEASE. The parties hereto agree not to record this Lease. The parties agree to execute and to record in the appropriate local registry a Memorandum of Lease in the form attached as Exhibit B.

40. CUMULATIVE. All rights and remedies of Landlord and Tenant herein shall be cumulative and none shall be exclusive of any other or of any rights and remedies allowed by law.

41. GOVERNING LAW. Except as to matters regarding the internal affairs of Landlord and issues of or limitations on any personal liability of the members or managers of Landlord for obligations of Landlord, as to which the laws of the State of Delaware shall govern, this Lease shall be interpreted, construed, applied and enforced in accordance with the laws of the Facility State.

42. SUCCESSORS AND ASSIGNS, RELATIONSHIP. The covenants, terms, conditions, provisions, and undertakings in this Lease shall extend to and be binding upon the permitted successors, and assigns of the respective parties hereto, and shall be construed as covenants running with the land. This Lease creates and evidences a lease between Landlord and Tenant, and not a partnership, joint venture, or other type of ownership inconsistent with a lease, and neither Landlord nor Tenant shall make any representation to the contrary.

43. ENTIRE AGREEMENT. This Lease and any exhibits attached hereto, contains the entire agreement and understanding between the parties with respect to the subject matter hereof. There are no oral understandings, terms, or conditions, and neither party has relied upon any representation, express or implied, with respect to the subject matter hereof not contained in this Lease. All prior understandings, terms, or conditions with respect to the subject matter hereof are deemed merged in this Lease. This Lease cannot be changed or supplemented orally, but may be modified or amended only by a written instrument executed by the parties. Any disputes regarding the interpretation of any portion of this Lease shall not be presumptively construed against the drafting party.

44. SURVIVAL. Tenant's indemnity obligations herein, including, without limitation, those set forth in Paragraphs 18(f) and 19(c) shall survive termination of this Lease.

45. ESTOPPEL CERTIFICATES. Each of Landlord and Tenant shall from time to time, within fifteen (15) Business Days after request by the other and without charge, give an Estoppel Certificate containing such other matters as may be reasonably requested to any person, firm or corporation specified by the requesting party. If the Estoppel Certificate is not returned within such fifteen (15) Business Day period, such party shall be deemed to have consented to the information contained therein as if it had executed such Estoppel Certificate and returned it to the requesting party.

46. TIME. Time is of the essence in every particular of this Lease, including, without limitation, obligations for the payment of money.

47. CAPTIONS AND HEADINGS. The captions and headings in this Lease have been inserted herein only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of, or otherwise affect, the provisions of this Lease.

48. WAIVER OF JURY TRIAL. TO THE EXTENT ALLOWED BY APPLICABLE LAW, TENANT AND LANDLORD HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM OR THEIR HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD'S ACCEPTING THIS LEASE.

49. SIGNAGE. Tenant shall have the right to install signs containing Tenant's trade name and such other identification signs on the Leased Property as are permitted by applicable Legal Requirements. Tenant shall obtain all governmental permits, licenses and approvals necessary to erect such signs, and shall maintain such signs in good condition and repair. Tenant shall not remove any identification signs without first obtaining Landlord's written consent, which shall not be unreasonably withheld or delayed.

50. GUARANTY. At the time of Tenant's execution of this Lease, Tenant shall obtain the execution of the guaranty agreement in the form of Exhibit C attached hereto ("Guaranty") by Guarantor.

51. PRE-EXISTING CONDITIONS. Notwithstanding anything to the contrary contained herein, with respect to any physical condition on the Leased Property, or any portion thereof, which was created prior to the Term which is or has been rendered unlawful or no longer in compliance with any Legal Requirement including, but not limited to, the discovery of Hazardous Materials on the Leased Property which were not caused by the Tenant's use or occupancy of the Leased Property or the requirement of any Governmental Agency to make alterations or repairs to the Leased Property which are not necessitated by Tenant's use or occupancy of the Leased Property ("Pre-existing Conditions"), Landlord agrees to use commercially reasonable efforts to have the condition remedied or payment for such condition paid by the party who created such condition or any other third party who might reasonably be deemed liable for such condition within six (6) months after Landlord first receives Notice thereof. In the event that Landlord is unable to seek recovery from any such third party after reasonable efforts to do so (during the aforesaid six (6) month period), Landlord shall notify Tenant of the condition and the costs associated with remediation or correction thereof or any liability it has incurred thereby. Within ten (10) Business Days following receipt of Notice thereof, Tenant shall notify Landlord of its intent to (i) correct or remediate the condition within a reasonable time thereafter or (ii) request that Landlord remediate or correct the condition, in which case the cost of such remediation shall be payable by Tenant as Rent hereunder. In the event that Tenant agrees to correct or remediate the Pre-existing Condition and fails to do so within a reasonable time thereafter, Landlord may give the Tenant written notice of its failure to comply. If the condition is not fully corrected or remediated within thirty (30) days thereafter (provided, if Tenant has commenced and is diligently prosecuting such correction or remediation, such thirty (30) day period shall be extended for a reasonable period to allow for completion thereof, not to exceed one hundred eighty days), Landlord may commence to correct or remediate the Pre-existing Condition and the cost of such remediation shall be payable by Tenant as shall be mutually agreed by Landlord and Tenant.

                           [Signature Pages to Follow]

      IN WITNESS WHEREOF, the parties have hereunto executed this Lease the day and year first above written.

LANDLORD:

CMCP-CLUB HILL, L.P.,
a Texas limited partnership

By: CMCP Texas, Inc., a Delaware corporation
    Its General Partner

    By: /s/ Andrew F. Jacobs
        ---------------------------
        Andrew F. Jacobs, President

                        [Tenant's Signature Page Follows]

TENANT:

BLC-CLUB HILL, L.P.
a Delaware limited partnership

By: BROOKDALE LIVING COMMUNITIES
    OF TEXAS-CLUB HILL, LLC
    a Delaware limited liability company
    Its General Partner

    By: /s/ R. Stanley Young
        -----------------------
        R. Stanley Young
        Vice President

Manager hereby joins into this Property Lease Agreement for the limited purposes set forth in Paragraph 25(b) hereof.

MANAGER:

BROOKDALE MANAGEMENT OF TEXAS, L.P
a Delaware limited partnership

By: BLC Management of Texas, LLC
    a Delaware limited liability company
    Its General Partner

    By: /s/ Stanley Young
        ---------------------
        Stanley Young
        Vice President

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                               MEMORANDUM OF LEASE

This instrument prepared by and
upon recordation return to:

Peter K. McKee, Esq.
Andrews & Kurth L.L.P.
1717 Main Street, Suite 3700
Dallas, Texas 75201

                 _____________________________________________

                               MEMORANDUM OF LEASE

      THIS MEMORANDUM OF LEASE (this "Memorandum") is made and entered into this ____ day of May, 2002 by and between CMCP-CLUB HILL, L.P., a Texas limited partnership, with an address at c/o Capstead Mortgage Corporation, 8401 North Central Expressway, Suite 800, Dallas, Texas 75225 ("Landlord"), and BLC-CLUB HILL, L.P., a Delaware limited partnership, with an address at c/o Brookdale Living Communities, Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611 ("Tenant").

                                WITNESSETH THAT:

      1. Landlord and Tenant entered into a Lease (the "Lease") effective as of the 1st day of May, 2002, for premises located at 1245 Colonel Drive, Garland, Dallas County, Texas, and more particularly described in Exhibit A attached hereto (the "Premises").

      2. The term of the Lease commences as of May 1, 2002, the date referred to therein as the Commencement Date, and shall terminate on April 30, 2022. The Lease may be terminated earlier pursuant to the terms of the Lease.

      3. This Memorandum shall apply with respect to Landlord, Tenant and each of their respective successors and permitted assigns. This Memorandum is not intended to modify the terms of the Lease and in the event of any ambiguity, the Lease shall control.

      4. Any notices required hereunder shall be directed to the parties shown on Exhibit B attached hereto and made a part hereof for all purposes.

      EXECUTED by the undersigned under seal with the intent that this instrument be an instrument under seal as of the day, month and year first above written.

                            LANDLORD:

                            CMCP-CLUB HILL, L.P.,
                            a Texas limited partnership

                            By: CMCP TEXAS, INC., a Delaware corporation,
                                its General Partner

                                By:
                                    ------------------------------
                                    Andrew F. Jacobs, President

                                [SEAL]

                            TENANT:

                            BLC-CLUB HILL, L.P.,
                            a Delaware limited partnership

                            By: BROOKDALE LIVING COMMUNITIES OF TEXAS-CLUB HILL,
                                LLC, a Delaware limited liability company, its General Partner

                                By:
                                    --------------------------------------
                                    R. Stanley Young, Vice President

                                [SEAL]

                     [Insert State Specific Acknowledgement]

                                    EXHIBIT A

                        LEGAL DESCRIPTION OF THE PREMISES

                                    EXHIBIT B

                                     NOTICES

         If to Tenant:        BLC-Club Hill, L.P.
                              c/o Brookdale Living Communities, Inc.
                              330 North Wabash Avenue
                              Suite 1400
                              Chicago, Illinois 60611
                              Attention: R. Stanley Young
                              Telephone: (312) 977-3720
                              Facsimile: (312) 977-3699

         with a copy to:      Brookdale Living Communities, Inc.
                              330 N. Wabash Avenue
                              Suite 1400
                              Chicago, Illinois 60611
                              Attention: General Counsel
                              Telephone: (312) 977-3760
                              Facsimile: (312) 977-3769

         and to:              Douglas E. Wambach
                              Burke, Warren, MacKay & Serritella, P.C.
                              330 North Wabash Avenue, 22nd Floor
                              Chicago, Illinois 60611
                              Telephone: (312) 840-7019
                              Facsimile: (312) 840-7900

         If to Landlord:      CMCP-Club Hill, L.P.
                              c/o Capstead Mortgage Corporation
                              8401 North Central Expressway, Suite 800
                              Dallas, Texas 75225
                              Attention: Andrew F. Jacobs
                              Telephone: (214) 874-2350
                              Facsimile: (214) 874-2398

         with a copy to:      Andrews & Kurth, L.L.P.
                              1717 Main Street, Suite 3700
                              Dallas, Texas 75201
                              Attention: David Barbour
                              Telephone: (214) 659-4400
                              Facsimile: (214) 659-4401

                                    EXHIBIT C

                                 LEASE GUARANTY

      This LEASE GUARANTY (this "Guaranty") is made and entered into to be effective as of May 1, 2002 (the "Effective Date"), by BLC PROPERTIES I, LLC, a Delaware limited liability company ("Guarantor"), in favor of CMCP-CLUB HILL, L.P., a Texas limited partnership ("Landlord").

                                    RECITALS

      WHEREAS, as of the Effective Date, Landlord and BLC-CLUB HILL, L.P., a Delaware limited partnership, as "Tenant," have executed and entered into that certain Lease Agreement (as the same may be renewed, extended, amended or modified from time to time, the "Lease"), pertaining to that certain Leased Property (as defined in the Lease Agreement);

      WHEREAS, Guarantor is an affiliate of Tenant, and Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Lease; and

      WHEREAS, it is a condition to the entering into of the Lease by Landlord that Guarantor shall have executed and delivered this Guaranty.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by Guarantor, and in order to induce Landlord to enter into the Lease, Guarantor hereby agrees as follows:

      Section 1. GUARANTY. Guarantor hereby unconditionally and irrevocably guarantees (i) the full and prompt payment of all rent and other sums required to be paid by Tenant under the Lease, (ii) the full and timely performance of all other terms, conditions, covenants and obligations of Tenant under the Lease (as same may be amended, renewed, extended or modified), and (iii) any and all expenses (including reasonable attorneys' fees and expenses) incurred by Landlord in enforcing any rights under the Lease or this Guaranty (such obligations, collectively, are referred to as the "Guaranteed Obligations"). Guarantor agrees that this Guaranty is a guarantee of payment and performance, not collection, and that Guarantor is primarily liable and responsible for the payment and performance of the Guaranteed Obligations. It is not necessary for Landlord, in order to enforce payment and performance by Guarantor under this Guaranty, first or contemporaneously to institute suit or exhaust remedies against Tenant or others liable for any of the Guaranteed Obligations or to enforce rights against any collateral securing any of it. With the exception of the defense of prior payment, performance, or compliance by Tenant or Guarantor of the Guaranteed Obligations which Guarantor is called upon to pay, or the defense that Landlord's claim against Guarantor hereunder is barred by the applicable statue of limitations, all defenses of the law of guaranty or suretyship, including, without limitation, substantive defenses and procedural defenses, are waived and released by Guarantor to the extent permitted by law. Except as provided in the preceding sentence, under no circumstances will the liability of Guarantor under this Guaranty be terminated either with respect to any period of time when the liability of Tenant under the Lease continues, or with respect to any circumstances as to which the Guaranteed Obligations have not been fully discharged by payment or performance.

      Section 2. GUARANTY ABSOLUTE. Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Lease. The liability and responsibilities of Guarantor under this Guaranty shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, or deduction and shall not be released, discharged, affected or impaired by (i) any change in the time, manner, or place of payment or performance of any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from or termination of the Lease, (ii) any release or discharge of Tenant in any bankruptcy, receivership or other similar proceedings, (iii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future provisions of any bankruptcy code or other statute or from the decision in any court, the rejection or disaffirmance of the Lease in any such proceedings, or the assignment or transfer of the Lease by Tenant, (iv) any failure, omission or delay on the part of Landlord, to enforce, assert or exercise any right, power or remedy conferred on or available to Landlord in or by the Lease or this Guaranty, or any action on the part of Landlord granting indulgence or extension in any form whatsoever or any invalidity, irregularity or unenforceability as to Tenant of all or any part of the Guaranteed Obligations or any security therefore, (v) the waiver by Landlord of the performance or observance by Tenant or Guarantor of any of the agreements, covenants, terms or conditions contained in the Lease or this Guaranty, (vi) any merger, consolidation, reorganization or similar transaction involving Tenant even if Tenant is a disappearing party in such transaction, (vii) the inability of Landlord or any Tenant to enforce any provision of the Lease for any reason, (viii) any change in the corporate relationship between Tenant and Guarantor or any termination of such relationship, (ix) any change in the ownership of all or any part of the member interests of Tenant, (x) the inability of Tenant to perform, or the release of Tenant or Guarantor from the performance of, any obligation, agreement, covenant, term or condition under the Lease or this Guaranty by reason of any law, regulation or decree, now or hereafter in effect, (xi) any merger of the leasehold estate of Tenant with the fee estate or any other estate in the Leased Property, or (xii) any disability or other defense of Tenant. Landlord and Tenant, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments, or other covenants with respect to the Lease as they may deem appropriate and Guarantor shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations and duties of Tenant under the Lease as so modified, extended or amended.

      Section 3. REINSTATEMENT. Guarantor further agrees that, if at any time all or any part of any payment theretofore applied to any of the Guaranteed Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Guarantor), such Guaranteed Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such application had not been made.

      Section 4. CERTAIN ACTIONS. Landlord may, from time to time at its discretion and without notice to Guarantor, take any or all of the following actions: (a) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Guaranteed Obligations; (b) extend or renew for one or more periods (regardless of whether longer than the original period), or release or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor (including, without limitation, Tenant) with respect to any of the Guaranteed Obligations; or (c) release or fail to perfect any lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Guaranteed Obligations or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release or compromise any obligations of any nature of any obligor with respect to any such property.

      Section 5. WAIVER. To the extent permitted by applicable law, Guarantor hereby expressly waives: (i) notice of the acceptance of this Guaranty, (ii) except as otherwise provided in the Lease or the Guaranty notice of the existence or creation or non-payment of all or any of the Guaranteed Obligations, (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever except as otherwise provided in the Lease or the Guaranty, and (iv) all diligence in collection or

                                      C-2
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protection of or realization upon the Guaranteed Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

      Section 6. WAIVER OF SUBROGATION. Guarantor hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Guaranty to the claims of Landlord against Tenant and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from Tenant which it may at any time otherwise have as a result of this Guaranty prior to final payment and satisfaction of the Guaranteed Obligations.

      Section 7. MISCELLANEOUS.

      7.l Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall be effective unless the same shall be in writing and signed by Landlord.

      7.2 Addresses for Notices. All notices hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed as follows, or to such other address as shall be designated by Guarantor or Landlord in written notice to the other party:

      If to Tenant:     BLC-Club Hill, L.P.
                        c/o Brookdale Living Communities, Inc.
                        330 North Wabash Avenue
                        Suite 1400
                        Chicago, Illinois 60611
                        Attention:  R. Stanley Young
                        Telephone:  (312) 977-3720
                        Facsimile:  (312) 977-3699

      with a copy to:   Brookdale Living Communities, Inc.
                        330 N. Wabash Avenue
                        Suite 1400
                        Chicago, Illinois 60611
                        Attention:  General Counsel
                        Telephone:  (312) 977-3760
                        Facsimile:  (312) 977-3769

      and to:           Douglas E. Wambach
                        Burke, Warren, MacKay & Serritella, P.C.
                        330 North Wabash Avenue, 22nd Floor
                        Chicago, Illinois 60611
                        Telephone:  (312) 840-7019
                        Facsimile:  (312) 840-7900

      If to Guarantor:  BLC Properties I, LLC
                        c/o Brookdale Living Communities, Inc.
                        330 North Wabash Avenue
                        Suite 1400
                        Chicago, Illinois 60611
                        Attention:  R. Stanley Young
                        Telephone:  (312) 977-3720
                        Facsimile:  (312) 977-3699

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

      with a copy to:   Brookdale Living Communities, Inc.
                        330 N. Wabash Avenue
                        Suite 1400
                        Chicago, Illinois 60611
                        Attention:  General Counsel
                        Telephone:  (312) 977-3760
                        Facsimile:  (312) 977-3769

      and to:           Douglas E. Wambach
                        Burke, Warren, MacKay & Serritella, P.C.
                        330 North Wabash Avenue, 22nd Floor
                        Chicago, Illinois 60611
                        Telephone:  (312) 840-7019
                        Facsimile:  (312) 840-7900

      If to Landlord:   CMCP-Club Hill, L.P.
                        c/o Capstead Mortgage Corporation
                        8401 North Central Expressway, Suite 800
                        Dallas, Texas 75225
                        Attention: Andrew F. Jacobs
                        Telephone:  (214) 874-2350
                        Facsimile:  (214) 874-2398

      with a copy to:   Andrews & Kurth, L.L.P.
                        1717 Main Street, Suite 3700
                        Dallas, Texas 75201
                        Attention:  David Barbour
                        Telephone:  (214) 659-4400
                        Facsimile:  (214) 659-4401

      7.3 No Waiver; Remedies. No failure on the part of Landlord to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies available at law or equity.

      7.4 Continuing Guaranty; Transfer of Interest. This Guaranty shall create a continuing guaranty and will (i) remain in full force and effect until payment and performance in full and termination of the Guaranteed Obligations, (ii) be binding upon Guarantor and its successors and assigns, and (iii) inure, together with the rights and remedies of Landlord hereunder, to the benefit of Landlord and its successors, as permitted under the Lease. Without limiting the generality of the foregoing clause, if and when Landlord assigns or otherwise transfers any interest held by it under the Lease to any other person, that other person shall thereupon become vested with all the benefits held by Landlord under this Guaranty.

      7.5 GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

      Section 8. INDUCEMENT TO LANDLORD. Guarantor acknowledges and agrees that the execution and delivery of this Guaranty by Guarantor to Landlord has served as a material inducement to Landlord to execute and deliver the Lease, and Guarantor further acknowledges and agrees that but for the execution and delivery of this Guaranty by Guarantor, Landlord would not have executed and delivered the Lease.

      Section 9. ATTORNEYS' FEES. Should it become necessary for Landlord to execute any action or proceeding to enforce Guarantor's obligations under this Guaranty due to the occurrence of default by Guarantor hereunder and Landlord prevails in such action or proceeding, Landlord and in addition to the other rights of Landlord hereunder, shall be permitted to recover from Guarantor the reasonable attorney's fees, court costs related to the enforcement of the rights of Landlord hereunder and any other related reasonable expenses incurred by Landlord.

      Section 10. CUMULATIVE REMEDIES. The stated rights of Landlord under this Guaranty shall be understood as not excluding any other legal or equitable rights of Landlord against Guarantor not expressly set forth herein, but shall be understood as being cumulative to all such all other legal and equitable rights of Landlord arising out of Guarantor's obligations hereunder and not expressly stated herein.

      Section 11. SUBMISSION TO JURISDICTION. Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any State or Federal court located in Dallas, Texas over any action, suit or proceeding to enforce or defend any right under this Guaranty or otherwise arising from or relating to this Guaranty, and Guarantor irrevocably agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such court. Guarantor hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum or venue to the maintenance of any such action, suit or proceeding. Guarantor hereby agrees that a final, non-appealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      Section 12. WAIVER OF JURY TRIAL. Guarantor hereby waives, to the fullest extent permitted by applicable law, any right to a trial by jury in any action, suit or proceeding to enforce or defend any rights under this Guaranty or any other transaction document or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or arising from or relating to any relationship existing in connection with this guaranty, and agrees, to the fullest extent permitted by applicable law, that any such action, suit or proceeding shall be tried before a court and not before a jury.

Section 13. COOPERATION, FURTHER ASSURANCES. Guarantor covenants, and agrees to sign, execute and deliver or cause to be signed, executed and delivered and to do or make, or to cause to be done or make, upon the written request of Landlord, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirming or otherwise, as may be reasonably required by Landlord for the purpose of, or in connection with, the transaction contemplated hereby. Upon full and final payment and performance of the Guaranteed Obligations, Landlord agrees to execute a release for the benefit of Guarantor, in form and content reasonably satisfactory to Landlord. Except to the extent expressly provided otherwise in any guaranty or indemnity from Guarantor or its Parent to Landlord or its Affiliates, in no event shall any trustee, shareholder, member, guarantor, partner, employee, officer or beneficiary of Guarantor be personally liable for any of the obligations of Guarantor hereunder.

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                                       C-5

      Guarantor has caused this Guaranty to be effective as of the Effective
Date.

                                   GUARANTOR:

                                   BLC PROPERTIES I, LLC,
                                   a Delaware limited liability company

                                   By:
                                       -------------------------
                                       R. Stanley Young
                                       Vice President